          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
        SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
                     TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                   Exhibit 10.11

================================================================================

                            AIRCRAFT LEASE AGREEMENT

                          dated as of November 18, 1998

                                     between

                        AVIATION FINANCIAL SERVICES INC.

                                     Lessor

                                       and

                      COMPANIA PANAMENA DE AVIACION, S.A.,

                                     Lessee

                      One New Boeing Model 737-700 Aircraft

                         Manufacturer's Serial No. 30049

================================================================================

EXECUTION COPY

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Definitions..........................................................     1

2.  Lease and Conditions.................................................     8

3.  Delivery and Acceptance; Term........................................    10
    (a)   Delivery.......................................................    10
    (b)   Place of Delivery and Acceptance...............................    10
    (c)   Casualty to the Aircraft, Excusable Delay Preceding Delivery
          or Damage to Aircraft..........................................    10
    (d)   Pre-Delivery Acceptance Flight.................................    11
    (e)   Acceptance of Aircraft.........................................    11
    (f)   Term of Lease..................................................    12
    (g)   Lease Term Renewal Options.....................................    12

4.  Rent.................................................................    12
    (a)   Rent...........................................................    12
    (b)   Place and Method of Payment....................................    12
    (c)   Prohibition Against Setoff, Counterclaim, Etc..................    13

5.  Representations and Warranties.......................................    14
    (a)   Warranties and Disclaimer of Warranties........................    14
    (b)   Manufacturers' Warranties......................................    15
    (c)   Lessee's Representations and Warranties........................    16

6.  Possession and Use...................................................    18
    (a)   Possession.....................................................    18
    (b)   Reciprocal Recognition of Rights...............................    21
    (c)   Lawful Insured Operations......................................    21
    (d)   Maintenance....................................................    22
    (e)   Registration...................................................    23
    (f)   Insignia.......................................................    23

7.  Information..........................................................    23

8.  Covenants of Lessee..................................................    24
    (a)   Maintenance of Corporate Existence.............................    24
    (b)   Maintenance of Status..........................................    24
    (c)   Payment of Taxes...............................................    24
    (d)   Consolidation, Merger, Etc.....................................    24
    (e)   Place of Business..............................................    24
    (f)   Notice of Default..............................................    24
    (g)   Governmental Consents..........................................    25
    (h)   Registration, Certification and Filing.........................    25
    (i)   Suspension, Cessation, Etc.....................................    25
    (j)   No Operation until Registration and Certification..............    25

9.  Replacement of Parts; Alterations; Modifications and Additions.......    26
    (a)   Replacement of Parts...........................................    26
    (b)   Alterations, Modifications and Additions.......................    26

10. Tax Indemnity........................................................    28
    (a)   General Tax Indemnity..........................................    28
    (b)   Exclusions.....................................................    28

    (c)   FSC Indemnity..................................................    30
    (d)   FSC Benefits...................................................    31
    (e)   After Tax Basis of Payments....................................    32
    (f)   Payments.......................................................    32
    (g)   Contests.......................................................    33
    (h)   Reports........................................................    34
    (i)   Value Added Taxes..............................................    35
    (j)   Affiliated Group...............................................    35
    (k)   Survival.......................................................    35
    (l)   Tax Treaty Elections...........................................    35
    (m)   Verification...................................................    35

11. Casualty Occurrences.................................................    36
    (a)   Casualty Occurrence with Respect to the Airframe...............    36
    (b)   Casualty Occurrence with Respect to an Engine..................    36
    (c)   Application of Proceeds and Payments...........................    37
    (d)   Requisition for Use by Government with Respect to the
          Aircraft.......................................................    37
    (e)   Other Dispositions.............................................    38
    (f)   Application in Default.........................................    38
    (g)   ICAO Rules and Procedures......................................    38

12. Insurance............................................................    38
    (a)   Public Liability and Property Damage Insurance.................    38
    (b)   Insurance Against Loss or Damage...............................    38
    (c)   Required Policy Designations and Provisions....................    39
    (d)   Application of Insurance Proceeds for a Casualty Occurrence....    40
    (e)   Application of Insurance Proceeds for Other than a Casualty
          Occurrence.....................................................    41
    (f)   Application in Default.........................................    41
    (g)   Certificates of Insurance......................................    41

13. Indemnification......................................................    42

14. Liens................................................................    44

15. Perfection of Title and Further Assurances...........................    44

16. Return of Aircraft and Records.......................................    45
    (a)   Return.........................................................    45
    (b)   Legal Status Upon Return.......................................    45
    (c)   Engines........................................................    45
    (d)   Records........................................................    45
    (e)   Service Bulletin and Modification Kits.........................    46
    (f)   Condition of Aircraft..........................................    46
    (g)   Final Inspection...............................................    46
    (h)   Aircraft Documentation.........................................    46
    (i)   Corrections and Subsequent Corrections.........................    47
    (j)   Additional Maintenance, Repair or Overhaul.....................    47
    (k)   Functional Check Flight........................................    47
    (l)   Technical Acceptance at Return.................................    47
    (m)   Maintenance Payments at Redelivery.............................    48
    (l)   Excusable Delay................................................    48

17. Events of Default....................................................    48

18. Remedies.............................................................    50

19. Alienation...........................................................    53

20. Miscellaneous........................................................    54
    (a)   Severability and Construction..................................    54
    (b)   Governing Law; Jurisdiction....................................    54
    (c)   Notices........................................................    55
    (d)   Lessor's Right to Perform for Lessee...........................    55
    (e)   Counterparts...................................................    55
    (f)   Quiet Enjoyment................................................    55
    (g)   Brokers........................................................    56
    (h)   Payments in U.S. Dollars.......................................    56
    (i)   Security Letter of Credit......................................    56
    (j)   Security Deposit...............................................    57
    (k)   Transaction Costs..............................................    57
    (l)   Time is of the Essence.........................................    57
    (m)   Disclaimer of Consequential Damages............................    58
    (n)   Agent for Service of Process...................................    58
    (o)   Entire Agreement; Modification or Revision.....................    58

Exhibits

   Exhibit A     -   Schedule and Description of Aircraft

   Exhibit B     -   Aircraft Documents

   Exhibit C     -   Definitions, Values and other Matters

   Exhibit D     -   Lease Supplement

   Exhibit E     -   Return Condition Requirements

   Exhibit F-1   -   Lessee's Counsel Opinion

   Exhibit F-2   -   Lessee's Counsel Opinion

   Exhibit G     -   Letter of Credit

   Exhibit H     -   Technical Acceptance Receipt

                            AIRCRAFT LEASE AGREEMENT

THIS AIRCRAFT LEASE AGREEMENT dated as of November 18, 1998 between AVIATION FINANCIAL SERVICES INC., a Delaware Corporation, with a principal place of business at 201 High Ridge Road, Stamford, Connecticut 06927 ("Lessor"), and COMPANIA PANAMENA DE AVIACION, S.A., a corporation organized under the laws of the Republic of Panama, with its principal place of business and registered office at Avenida Justo Arosema & Calle 39, Aptdo. 1572, Panama 1, Republic of Panama ("Lessee").

     Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft upon and subject to the terms and conditions of this Lease, as hereinafter set forth.

     In consideration of the mutual promises herein, Lessor and Lessee agree as follows:

     Section 1. Definitions

     The following terms shall have the following respective meanings for all purposes of this Lease Agreement:

     AD means an Airworthiness Directive promulgated by the FAA.

     Affiliate means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such persons including, without limitation, any limited partnership or grantor trust of which such person or any Affiliate of such person is the sole or co-general partner or managing agent and any trustee of a trust of which the beneficiary is such Person, any Affiliate of such Person, such a limited partnership, or such a grant or trust.

     Aircraft means the Airframe together with (a) the Engines, whether or not installed on the Aircraft, (b) all Parts or components thereof, (c) spare parts or ancillary equipment or devices furnished with the Aircraft under this Lease, and (d) all substitutions, replacements and renewals of any and all thereof.

     Aircraft Documents means the items identified on Exhibit B hereto, all of which shall be maintained in the English language, or accompanied by a certified English translation.

     Airframe means (a) the aircraft described on Exhibit A, but not including any engine installed thereon, and (b) any and all Parts so long as the same shall be incorporated or installed on or attached, to the Airframe, or so long as title thereto shall remain vested, in Owner in accordance with the terms of
Section 9, after removal from the Airframe.

     Appraisal Procedure means the following procedure for determining the "fair market rental value" of the Aircraft. "Fair market rental value" shall mean the value determined by an appraisal completed on an "as is" and "where is" basis. Lessor shall elect an internationally recognized, independent aircraft appraiser certified by the International Society of Transport Aircraft Trading ("ISTAT") who shall make a determination of fair market rental value. The fees and expenses of the aircraft appraiser shall be paid by Lessee.

     Approved Auditor means KPMG Peat Marwick or another auditing firm having an internationally recognized reputation and reasonably acceptable to the Lessor.

     Approved Insurance Broker means J. H. Marsh & McLennan, or any other reputable insurance broker, or reinsurance broker, of internationally recognized responsibility and standing in aircraft insurance.

     Approved Insurer means any insurer or reinsurer, or insurance broker, or reinsurance broker, of internationally recognized responsibility and standing in aircraft insurance in each case reasonably acceptable to the Lessor.

     Basic Rent means the amount specified therefor on Exhibit C and payable throughout the Term for the Aircraft pursuant to Section 4(a).

     Basic Rent Payment Date means each day for payment of Basic Rent determined in accordance with Exhibit C. It is further understood and agreed that if a Basic Rent Payment Date shall fall on a day which is not a Business Day, any payment due on such Basic Rent Payment Date shall be made on the next succeeding Business Day.

     Business Day means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or, in respect of any payments to be made by Lessee hereunder, the Republic of Panama, are authorized or required by law to be closed.

     "C" Check means a "C" check in accordance with the Lessee's Maintenance Program in effect on the Delivery Date, as modified from time to time by the DAC.

     Casualty Occurrence means any of the following events with respect to the Aircraft, Airframe or any Engine: (a) loss of such property or its use due to theft or disappearance for a period in excess of sixty (60) consecutive days, or destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or on the basis of a compromised or constructive total loss; or (c) the condemnation, confiscation, appropriation or seizure of, or requisition of title to such property, or the use of such property by or on the authority of any Governmental Entity or purported Governmental Entity (excluding therefrom any Governmental Entity, or purported Governmental Entity, of the United States of America), which in any such case shall have resulted in the loss of possession thereof by Lessee for a period in excess of ninety (90) consecutive days (or for such shorter period ending on the date which is seven (7) days from the date of receipt of an insurance settlement with respect to such property on the basis of a total loss).

     Casualty Value means the value as specified on Exhibit C hereto.

     Continental means Continental Airlines, Inc. or any of its subsidiaries or Affiliates.

     "D" Check means a "D" check in accordance with the Lessee's Maintenance Program as in effect on the Delivery Date, as modified from time to time by Lessee and approved by the DAC.

     DAC means the Direccion General de Aeronautica Civil of the Country of Registration, or any successor Governmental Entity exercising authority with regard to aircraft registration and airworthiness in the Country of Registration comparable to the FAA (as defined below).

     Damage Notification Threshold means **Material Redacted**.

     Default means an Event of Default or event which would constitute an Event of Default but for the lapse of time or the giving of notice or both.

     Delivery Date means the date on which the Aircraft is delivered to Lessee for purposes of this Lease.

     Delivery Location means the location specified on Exhibit C hereto for the delivery of the Aircraft by Lessor to Lessee.

     Dollars or "$" means lawful currency of the United States of America.

     Engine means any engine installed on or furnished in connection with the Aircraft on the Delivery Date, such engines being identified as to manufacturer, type and manufacturer serial number on Exhibit A hereto, and any Replacement Engine which may from time to time be substituted therefor pursuant to Section 11; together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto remains vested in Owner in accordance with the terms of Section 9 after removal from such Engine. Except as otherwise set forth herein, at such time as a Replacement Engine shall be so substituted, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

     Engine Manufacturer means CFM International.

     Estimated Delivery Date means the date specified on Exhibit C hereto, which the parties anticipate to be the Delivery Date.

     Estimated Acceptance Date means the date specified on Exhibit C hereto, which the parties anticipate to be the date for Technical Acceptance of the Aircraft.

     Event of Default shall have the meaning specified in any one or more clauses in Section 17.

     Excusable Delay means any delay in delivery or redelivery of the Aircraft hereunder not occasioned by the fault or negligence of the party hereto seeking to excuse such delay and due to or arising from any cause beyond such party's reasonable control including, without limitation, (i) acts of the public enemy, civil war, war-like operations, insurrection or riots, or quarantine restrictions, strikes, lockouts, inability to obtain materials, accessories, equipments or parts, delays in transportation or labor stoppages and/or (ii) fire, floods, explosions, earthquakes or epidemics.

     Expiration Date means the date specified in the Lease Supplement for expiration of the Term.

     FAA means the Federal Aviation Administration of the United States Department of Transportation or any successor.

     FAR means the Federal Aviation Regulations set forth in title 14 of the United States Code of Federal Regulations, as amended and modified from time to time.

     FSC Benefits has the meaning ascribed to it in Section 10(c).

     GECAS means either or both of GE Capital Aviation Services, Inc. and GE Capital Aviation Services Limited.

     Governmental Entity means and includes (a) the DAC; (b) any national government, or political subdivision thereof or local jurisdiction therein; (c) any board, commission, department, division, organ, instrumentality, court, or agency of any entity described in (b) above, however constituted; and (d) any association, organization, or institution of which any entity described in (b) or (c) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining Law below) to the extent that any of the preceding have jurisdiction over the Aircraft or its operations.

     Head Lease means that certain Aircraft Lease Agreement, of even date herewith, between Owner, as lessor, and Lessor, as lessee, with respect to the Aircraft.

     Indemnitee means Owner, Lessor, GECAS and their respective officers, directors, shareholders, subsidiaries, agents, employees and their respective successors and assigns.

     Interim Rent for the Aircraft means the rent determined as provided on Exhibit C and payable on the Final Acceptance Date.

     Law means and include (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Entity; (b) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

     Lease means this Lease, the Lease Supplement, Letter Agreement No. 1, and any and all amendments, revisions, supplements and modifications thereto.

     Lease Supplement means the Lease Supplement No. 1, substantially in the form of Exhibit D hereto, dated the Delivery Date and entered into between Lessor and Lessee.

     Lessee's Actual Cost means Lessee's cost incurred in performing an obligation under this Lease determined as follows: (i) if Lessee elects that such obligation be performed by a third party, then Lessee's Actual Cost shall be the actual charges of such third party paid by Lessee (without markups or overhead by Lessee); and (ii) if Lessee elects that such obligation be performed by Lessee or Continental, then Lessee's Actual Cost shall be Lessee's or Continental's direct cost for labor and materials, plus a percentage of such direct cost to cover overhead, which percentage shall be determined by mutual agreement of Lessor and Lessee, prior to commencing performance; provided that if Lessor and Lessee do not reach such mutual agreement such obligation shall be performed by a third party.

     Lessor's Duty to Repair means the obligation of the Lessor, as expressly described in Section 3(d), to correct discrepancies agreed upon but not corrected due to the unavailability of any spare parts and shall not mean or include any other duty of the Lessor and shall not be interpreted to impose any other duty on the Lessor.

     Lessor's Liens means Liens arising as a result of (a) claims against Lessor or Owner not related to the transactions contemplated by this Lease; or (b) acts of Lessor or Owner, not contemplated and expressly permitted under this Lease; or (c) Taxes imposed against Lessor or Owner which are not required to be indemnified against by Lessee pursuant to Section 10; or (d) claims against Lessor or Owner arising out of the voluntary transfer by Lessor or Owner of all or any part of their respective interests in the Aircraft or this Lease, other than a transfer pursuant to Sections 11 or 18 hereof. In each case, references in this definition to "Lessor" and "Owner" shall include their respective successors and assigns.

     Letter Agreement No. 1 means that certain letter agreement dated the date of this Lease between Lessor and Lessee addressing certain related matters, which constitutes a part of this Lease and is expressly incorporated herein by reference.

     Letter of Credit means an irrevocable Letter of Credit ("LC") issued and drawn upon and payable by, or confirmed by, a commercial bank domiciled and licensed in the United States of America reasonably acceptable to Lessor and in form and substance similar to Exhibit G, as security for all payment obligations of Lessee to Lessor under this Agreement (including damages), which shall remain in full force and effect until the Required LC Expiry Date. The Letter of Credit may have a validity period or periods ending prior to the Required LC Expiry Date, provided that (i) the Letter of Credit shall, in each case, be renewed and delivered to Lessor not later than 15 days prior to its expiry; and (ii) a Letter of Credit shall remain in force at all times up to the Required LC Expiry Date.

     LIBOR means a rate per annum, equal to the rate at which United States dollar deposits on three month maturities are offered by prime banks in the London inter-bank market to Lessor or its nominee at or about 11 a.m. London time as of any date on which interest is to be calculated hereunder.

     Lien means any mortgage, pledge, lien, charge, encumbrance, hypothecation, lease, exercise of rights, security interest or claim or other type of preferential arrangement, including without limitation any equivalent arrangement created or arising under the Law of the Country of Registration.

     Maintenance Program means a DAC approved maintenance program as in effect from time to time for the Aircraft encompassing scheduled maintenance, condition monitored maintenance and on-condition maintenance of the Airframe, Engines and components of the Aircraft.

     Manufacturer means Boeing Company.

     Mortgage Convention means the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the United States of America does not accede.

     Owner means Alcyone FSC Corporation, a company incorporated under the Laws of Barbados and having its principal place of business at c/o Corporate Services, Price Waterhouse Centre, St. Michael, Barbados.

     Part 36 means part 36 of title 14 of the United States Code of Federal Regulations, as amended or modified from time to time.

     Part 129 means part 129 of title 14 of the United States Code of Federal Regulations, as amended or modified from time to time.

     Parts means all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which may now or from time to time be incorporated or installed in or attached to the Airframe or any Engine and that meet the requirements of the FAA regulations found at Part 129 and any other laws, rules or regulations relating to the Aircraft, as the same may be amended or modified from time to time, or that remain the property of the Owner pursuant to the terms of Section 9 despite removal therefrom. Except as otherwise set forth herein, at such time as a replacement part shall be substituted for a Part in accordance with Section 9 hereof, the Part so replaced shall cease to be a Part hereunder.

     Permitted Sublease means a sublease with Continental or a sublease with another Person which has the prior written consent of Lessor (which consent shall not be unreasonably withheld) and which complies with all of the provisions of Section 6(a)(iii) hereof.

     Person means and include any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association or Governmental Entity.

     Purchase Agreement means the Purchase Agreement between the Manufacturer and Owner and the Aircraft Specification D6-38808-34, Revision A - July 16, 1998, except as amended by change orders initiated by Lessor under the terms thereof prior to the date of this Lease (which change orders have been delivered to Lessee prior to the date hereof), or change orders initiated by Lessor with the consent of Lessee under the terms thereof after the date of this Lease, which change orders shall have been delivered to Lessee prior to the Delivery Date.

     Related Leases means any and all leases of aircraft between Lessor or any Affiliate of Lessor, as lessor, and Lessee as lessee.

     Rent means Interim Rent, Basic Rent and Supplemental Rent, collectively.

     Replacement Engine means an engine of the same manufacturer and model, and having substantially equivalent value, utility, modification status, and the same certified thrust rating, as the Engine it is intended to replace under Section 11(b) hereof, or, at Lessee's option, an engine of the same manufacturer as such Engine but of an improved model, and otherwise of an equivalent value and utility and suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and compatible with the remaining installed Engine.

     Required LC Expiry Date means the date which occurs thirty days after the Expiration Date.

     Return Occasion means the event that occurs when possession of the Aircraft is returned from Lessee to Lessor at the end of the Term of this Lease or upon Lessor taking possession pursuant to Section 18 hereof.

     Security Deposit means the Security Deposit referred to in Section 20(j) hereof.

     Security Letter of Credit or the Letter of Credit means the Letter of Credit referred to in Section 20(i) hereof.

     Supplemental Rent means any and all amounts, liabilities and obligations (other than Interim Rent and Basic Rent) which Lessee assumes or agrees to pay hereunder, or under any document delivered pursuant hereto, to Lessor, including without limitation, (a) any payment of Casualty Value; (b) any payment of indemnity required by Sections 10 and 13 hereof; (c) any payment of deposits;
(d) any payment in respect of Maintenance Costs required by Section 16(m); and
(e) to the extent permitted by applicable Law, interest at the Interest Rate (all computations of interest under this Lease to be made on the basis of a 365-day year for the actual number of days elapsed) calculated: (i) on any part of any installment of Basic Rent not paid on the due date thereof for the period the same remains unpaid and (ii) on any Supplemental Rent not paid when due hereunder until the same is paid.

     Taxes means any and all Value Added Taxes, sales, use, business, gross income, personal property, transfer, fuel, leasing, occupational, excess profits, excise, gross receipts, franchise, stamp, income, levies, imposts, withholdings or other taxes or duties of any nature, or amounts in lieu thereof, together with any penalties, fines, charges or interest thereon.

     Technical Acceptance of the Aircraft means acceptance of the Aircraft as described in Section 3(d).

     Technical Acceptance Date of the Aircraft means the date on which Technical Acceptance of the Aircraft occurs.

     Technical Acceptance Receipt means a receipt executed substantially in the form of Exhibit H hereto.

     Term means the term of this Lease, specified in the Lease Supplement, as may be extended in accordance with the terms hereof.

     Value Added Taxes means any value added tax and any sales or turnover tax, imposition or levy of a like nature.

     Wet Lease means any arrangement whereby Lessee agrees to furnish the Aircraft to a third party pursuant to which (i) Lessee's crew at all times shall maintain full operational control of the Aircraft, (ii) the Aircraft shall be operated solely by regular employees of Lessee possessing all current appropriate DAC certificates and licenses (it is understood that cabin attendants need not be regular employees of Lessee), (iii) the insurance required under Section 12 hereof shall remain in full force and effect and (iv) the Aircraft shall be maintained by Lessee in accordance with its normal maintenance practices.

     Year 2000 Compliance has the definition given to it in Section 5(a) hereof.

     The terms Country of Organization, Country of Registration, Engine Manufacturer, Final Acceptance Date, Interest Rate, Last Basic Rent Payment Date, Lease Identification, Lessee's Address, Lessor's Address, Manufacturer and Payment Location have the meanings set forth on Exhibit C hereto. Where words or phrases are set forth in all upper case letters, an underscored first letter indicates that the word or phrase is a defined term hereunder.

     Section 2. Lease and Conditions.

     (a) Lessor hereby agrees to lease the Aircraft to Lessee, and Lessee hereby agrees to lease the Aircraft from Lessor, on the terms of this Lease, as supplemented by the Lease Supplement and Letter Agreement No. 1.

     (b) Lessor's obligation to commence the leasing of the Aircraft hereunder to Lessee shall be conditioned upon the absence of any Default hereunder, the absence of any material adverse change in the financial condition, affairs or operations of Lessee, from that existing on September 30, 1998 as reflected in the financial statements of the Lessee delivered to the Lessor, and the receipt by Lessor of the following documents on or before the Delivery Date for the Aircraft (and Lessor agrees to use its reasonable efforts to co-operate in obtaining such documents), all of which shall be reasonably satisfactory in form and substance to Lessor:

          (i) a Lease Supplement in the form of Exhibit D completed, executed and delivered by Lessee, and effective as of the Delivery Date of the Aircraft;

          (ii) Letter Agreement No. 1, duly executed and delivered by Lessee, in the form attached hereto as Exhibit D (with appropriate insertions);

          (iii) evidence of the Security Letter of Credit having been delivered pursuant to Section 20(i) hereof or, in the alternative, evidence of the Security Deposit having been delivered pursuant to Section 20(j) hereof;

          (iv) a copy of the provisional certificate of registration for the Aircraft issued by the DAC, certified by a duly authorized officer of Lessee;

          (v) a copy of the Memorandum and Articles of Association of Lessee, certified by a duly authorized officer of Lessee;

          (vi) copies of the resolutions of the Board of Directors of Lessee approving and authorizing the execution, delivery and performance of the Lease, the Lease Supplement, Letter Agreement No. 1 and any and all other documents required to be executed and delivered on its behalf, certified by a duly authorized officer of Lessee and naming a person or persons authorized and appointed to execute and deliver each such document on behalf of Lessee and give all notices and take all other action required of Lessee thereunder;

          (vii) a certificate of a duly authorized officer of Lessee setting forth the names and signatures of the persons authorized and appointed to execute and deliver on behalf of Lessee the documents referred to in (vi) above and to take any action contemplated therein;

          (viii) copies, certified by a duly authorized officer of Lessee of each consent, license, authorization or approval of, and exemption by, each Governmental Entity or other authority (if any) as may be necessary to authorize the execution, delivery and performance by Lessee of the Lease and any document delivered pursuant thereto and to consummate the transactions contemplated thereby and to permit the payment and remittance of all payments to be made to the Lessor in such currency or currencies, at such times, at such places and in such manner as provided for under the Lease and any document delivered pursuant thereto;

          (ix) evidence reasonably satisfactory to the Lessor of the due and binding acceptance by the Lessee's appointees of their appointments as agents for the service of process in any action or proceeding instituted in the courts of the United States of America in connection with or arising out of the Lease and any other documents executed in connection therewith;

          (x) a power of attorney in form and substance satisfactory to the Lessor, duly signed by Lessee and notarized and legalized so that the power of attorney will be valid and legally binding in accordance with the laws of the Country of Registration (with Lessee to pay all costs associated with such notarization and legalization), irrevocably empowering the Lessor or Owner or their respective assignee or designee, upon termination of the Lease, pursuant to the terms of the Lease, whether as a result of an Event of Default, upon expiration of the Term or otherwise, to execute in Lessee's name and on Lessee's behalf all documents deemed necessary or desirable by the Lessor to release, terminate and void Lessee's interest in the Aircraft leased hereunder, to deregister the Aircraft and the Lease and to export (if required) the Aircraft and to file such documents for registration or recordation with the DAC, and any other appropriate Governmental Entity, and otherwise to effect any of the rights and remedies contemplated by the Lease;

          (xi) a certificate of a duly authorized officer of Lessee confirming that each document (or a certified copy thereof) required to be filed by Lessee under applicable Law has been, or will after execution be, filed with the relevant Governmental Entities in the Country of Registration;

          (xii) a Technical Acceptance Receipt, in the form of Exhibit H, dated, executed and delivered by Lessee;

          (xiii) a certificate signed by the chief executive officer or the chief financial officer, or their equivalent, of Lessee, dated the Delivery Date, stating that: (A) the representations and warranties contained in Section 5(c) hereof are true and accurate on and as of such date as though made on and as of such time; and (B) no event has occurred and is continuing, or would result from the lease of the Aircraft, which constitutes a Default or an Event of Default;

          (xiv) one or more certificates, dated as of the Delivery Date, each signed by an Approved Insurer or by an Approved Insurance Broker which together evidence that the insurance as required by Section 12 hereof is in full force and effect and a certificate from the reinsurance broker certifying that the reinsurance required to be maintained is in full force and effect;

          (xv) the legal opinions, in English, signed by Lessee's independent counsel, dated the Delivery Date, substanitally in the respective forms set forth in Exhibit F-1 and Exhibit F-2 hereto; provided, however, that the opinion set forth in Exhibit F-2 may be delivered as provided in Section 8(h) hereof;

          (xvi) if required, an export license with respect to the Aircraft, duly authorized and issued to Lessor by the Office of Export Licenses, United States Department of Commerce, which export licenses shall be obtained by Lessor at its sole expense;

          (xvii) if required, a true and complete copy of the import license with respect to the Aircraft, duly authorized and issued to Lessor or Lessee, as appropriate, by the appropriate Governmental Entity of the Government of Organization and the Government of Registration, which licenses shall be obtained by Lessee at its sole expense; and

          (xviii) such financial information concerning Lessee and such other documents and evidence (if any) with respect to Lessee's compliance with the conditions set forth in this Section 2 as the Lessor or its counsel may reasonably request.

     Section 3. Delivery and Acceptance; Term.

     (a) Delivery. It is anticipated that the Aircraft will become available (i) for Technical Acceptance on or about the Estimated Acceptance Date set forth on Exhibit C and (ii) for delivery on or about the Estimated Delivery Date set forth on Exhibit C.

     (b) Place of Delivery and Acceptance. Technical Acceptance and delivery of the Aircraft will occur at the Acceptance Location set forth on Exhibit C.

     (c) Casualty to the Aircraft, Excusable Delay Preceding Delivery or Damage to Aircraft. In the event of a Casualty Occurrence with respect to the Aircraft prior to its delivery, Lessor shall promptly notify Lessee in writing, and this Lease shall terminate upon receipt of such written notice. In the event of an Excusable Delay with respect to the Aircraft which delays the delivery of the Aircraft hereunder to a date which is more than six months beyond the Estimated Delivery Date, or such later date as may be mutually agreed to by Lessor and Lessee, Lessor shall promptly notify Lessee in writing thereof, and at the option of either Lessor or Lessee, this Lease shall terminate with respect to the Aircraft (provided that such Excusable Delay is beyond the control of and is not occasioned by the fault or negligence of the party so electing) upon receipt of written notice thereof by the other party. Upon such termination, Lessor shall return to Lessee any and all Rent or other amounts (including any Security Deposit), and any Letter of Credit, theretofor received by Lessor with respect to the Aircraft or this Lease. Neither Lessor nor Lessee shall be responsible for the failure to deliver the Aircraft hereunder due to an Excusable Delay, provided that such Excusable Delay is beyond the control of and is not occasioned by the fault or negligence of such party.

     (d) Pre-Delivery Acceptance Flight. On or about the Estimated Acceptance Date, the Manufacturer shall perform (at no cost and expense to Lessee, except for the costs of Lessee's representatives or designees, which costs shall be borne by Lessee) an operational ground check and acceptance flight of the Aircraft in accordance with the Manufacturer's ground check and acceptance flight procedures in the vicinity of the Delivery Location in order to demonstrate that the Aircraft satisfies the delivery conditions set forth in Exhibit A hereto. The Manufacturer shall perform a power assurance check with respect to each Engine in accordance with the Manufacturer's standard procedures for new aircraft deliveries if such check is part of the Manufacturer's standard acceptance procedures for such aircraft. The Aircraft Documents for the Aircraft shall be made available to Lessee for inspection during such ground check and acceptance flight periods in accordance with the Manufacturer's standard procedures for new aircraft deliveries. To facilitate such inspection Lessor, or Manufacturer, shall provide reasonable office accommodation at or near the inspection site (equipped with a telephone and having access to photocopier and telecopier facilities).

     Upon completion of the pre-delivery inspection and acceptance flight, as provided in this Section 3(d) and provided the Aircraft is in the condition set forth in Exhibit A hereto, Lessee shall execute and deliver a Technical Acceptance Receipt, in the form annexed hereto as Exhibit H. Execution and delivery of the Technical Acceptance Receipt shall be deemed to constitute the Lessee's acknowledgment and acceptance that all conditions to delivery specified herein have been fully satisfied, subject to Lessor's Duty to Repair, if any.

     Lessee shall indemnify and hold harmless each Indemnitee from and against any and all actions, causes of action, claims, judgments, liabilities, damages, losses, costs and expenses: (i) for all injuries to or deaths of Lessee's representatives or designees during any ground check, acceptance flights, checks or inspections under this section, except to the extent that such injuries or deaths arise out of or are caused by the gross negligence or willful misconduct of such Indemnitee, or (ii) for loss of or damage to property of Lessee or its representatives or designees pursuant to this section, except to the extent that such loss or damage arises out of or is caused by the gross negligence or willful misconduct of such Indemnitee.

     In the event any claim is made or suit is brought against Lessor, Lessee, or their respective Affiliates or their respective directors, officers, employees, agents or servants for damages for deaths or injuries or property damage, the liability for which has been assumed by the other party pursuant to this section, the former shall promptly give notice to the other parties, and such parties shall have the right to assume and conduct the defense thereof, or to effect any settlement which it, in its opinion, deems proper. For the purpose of this section, any claim or suit against any of the directors, officers, employees, servants and agents of Lessor or Lessee or their respective Affiliates, as the case may be, shall be deemed to be a claim or suit against Lessor or Lessee, as the case may be.

     (e) Acceptance of Aircraft. The Aircraft to be leased hereunder shall be delivered to

Lessee on the Delivery Date meeting the conditions specified in Exhibit A hereto and otherwise "AS IS," "WHERE IS" and on and after the Delivery Date SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTIONS 5(a) AND (b) HEREOF. Upon the satisfaction of such conditions, Lessee shall execute a Technical Acceptance Certificate and the leasing of the Aircraft hereunder shall commence. Following execution and delivery of the Technical Acceptance Receipt and upon tender of delivery hereunder by Lessor, Lessee shall accept delivery of the Aircraft. Lessee shall thereupon indicate and confirm its acceptance of delivery of the Aircraft by execution and delivery to Lessor of a Lease Supplement, dated the Delivery Date, in the form set forth as Exhibit D.

     (f) Term of Lease. The Term of this Lease shall commence on the Delivery Date and shall continue until the Expiration Date set forth in the Lease Supplement; provided that this Lease may be earlier terminated or extended pursuant to the provisions hereof.

     (g) Lease Term Renewal Options. Lessor hereby grants Lessee the right to renew the lease for up to three (3) additional, consecutive terms (each a "Renewal Term") (the option to renew for each Renewal Term being hereafter referred to as the "Renewal Option"). Each Renewal Term shall consist of twelve
(12) months, and the first Renewal Term would commence the day following the Expiry Date of the initial Basic Term. Exercise of each Renewal Option shall be subject to (i) the delivery by Lessee of written notice to Lessor (a "Renewal Notice") as to such exercise at least nine (9) months prior to the then applicable Expiry Date, and (ii) no Event of Default shall have occurred and be continuing on or as of the date the Renewal Notice is received by Lessor or the first Rent Date of the applicable Renewal Term. The Basic Rent during any such Renewal Term shall be payable monthly in advance at the average monthly Basic Rent rate paid by Lessee over the initial sixty (60) months of the Basic Term. At the commencement of a Renewal Term the Basic Term shall be deemed extended to include such Renewal Term. Except for the Rent as specified above, the revised Expiry Dates and the exercised Renewal Option which shall be deemed extinguished with the related extension of the Basic Term, all terms and conditions of this Agreement as applicable during the initial Basic Term shall remain in full force and effect for any Renewal Term.

     Section 4. Rent

     (a) Rent. Lessee covenants and agrees to pay to Lessor, or its assigns, the following as Rent:

          (i) Interim Rent: The Interim Rent as determined pursuant to Exhibit C hereto in respect of the Aircraft on the Interim Rent Payment Date.

          (ii) Basic Rent: The Basic Rent as set forth on Exhibit C hereto throughout the Term hereof, payable in consecutive installments and due on each Basic Rent Payment Date.

          (iii) Supplemental Rent: Any and all Supplemental Rent as the same becomes due.

     (b) Place and Method of Payment. All Interim Rent, Basic Rent and Supplemental Rent and other amounts payable under this Lease shall be paid in immediately available funds in Dollars, at the Payment Location specified on Exhibit C hereto, or at such other location in the United States as Lessor shall designate in writing.

     (c) Prohibition Against Setoff, Counterclaim, Etc.. This Lease is a net lease. Lessee's obligation to pay all Rent due hereunder (it being specifically acknowledged that upon performance in full of Lessee's obligations under Section 11(a) hereof Lessee would have no further obligation to pay Rent hereunder) shall be absolute and unconditional and shall not be affected or reduced by any circumstances, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the Manufacturer, the Engine Manufacturer, any seller of or person providing services with respect to the Aircraft or any other Person, for any reason whatsoever; (ii) any defect in the title, airworthiness or eligibility for registration under applicable Law, or any condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, whether arising out of or related to an act or omission of Lessee, or any other Person; (iii) any Liens with respect to the Aircraft; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any absence of right, power or authority of Lessor or Lessee to enter into this Lease; (v) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor or Lessee; (vi) any other circumstance or happening of any nature whatsoever, similar to any of the foregoing; or (vii) any Taxes; it being the express intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

     Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by Law or otherwise, to terminate this Lease or any obligation imposed upon Lessee hereunder or in relation hereto.

     Nothing contained in this Lease shall be construed as a waiver of Lessee's right to seek, or its entitlement to, damages, specific performance, separate recovery of any payment of Rent made by Lessee which is not due and payable in accordance with the terms of this Lease or other remedies at law or equity and any combination thereof, as against Lessor, Owner or other Person having an interest herein through Lessor, Owner or any other Person as shall be liable therefor, on account of any failure of Lessor, Owner or any other such Person to perform its obligations under this Lease or on account of any act or omission of Lessor, Owner or any other such Person or to enforce any judgment therefor.

     Nothing contained in this Section shall be construed as a waiver of Lessee's right to seek a separate recovery of any payment of Rent which is not due and payable in accordance with the terms of this Lease.

     If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law, to the extent permitted by applicable Law, and provided Lessee has not been deprived of possession and use of the Aircraft under and in accordance with the provisions of this Lease as a consequence of such termination, Lessee nonetheless agrees to pay to Lessor amounts equal to the Rent payments hereunder at the time such payments would have become due and payable in accordance with the terms hereof had this Lease not been terminated, and so long as such payments are made and all other terms and conditions hereof are complied with by Lessor and Lessee, Lessor and Lessee will deem this Lease to remain in full force and effect; provided, however that if any court validly exercising jurisdiction with respect to this Lease orders the return of the Aircraft and such order is final and non-appealable and binding upon the parties, and Lessee, in compliance with such court order, returns the Aircraft to the Lessor in accordance with the terms of this Lease (including Section 16) and such order, Lessee shall have no further obligation to pay Rent hereunder to the Lessor that otherwise would accrue from and after the date of such return.

     Section 5. Representations and Warranties.

     (a) Warranties and Disclaimer of Warranties.

     AS AMONG LESSOR, OWNER, GECAS AND LESSEE, THE AIRCRAFT IS TO BE LEASED HEREUNDER "AS IS" AND "WHERE IS" AND ON THE DELIVERY DATE MEETING THE DELIVERY CONDITIONS SET FORTH IN EXHIBIT A HERETO. NONE OF LESSOR, OWNER AND GECAS HAS AND OR SHALL BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING ACQUIRED THE AIRCRAFT OR LEASED IT UNDER THIS LEASE, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), AND LESSOR, OWNER AND GECAS HEREBY SPECIFICALLY DISCLAIM, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS HEREIN BELOW PROVIDED), AIRWORTHINESS, VALUE, DURABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. NONE OF LESSOR, OWNER AND GECAS SHALL HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR, OWNER OR GECAS OR OTHERWISE, FOR (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. NONE OF LESSOR, OWNER AND GECAS WILL HAVE ANY LIABILITY OR OBLIGATION WHATSOEVER IN CONNECTION WITH, THE YEAR 2000 COMPLIANCE (AS HEREINAFTER DEFINED) OF THE AIRCRAFT OR ANY PART THEREOF. FOR PURPOSES OF THIS AGREEMENT,

THE TERM "YEAR 2000 COMPLIANCE" SHALL MEAN AND INCLUDE THE ABILITY OF THE AIRCRAFT AND EACH PART THEREOF TO ACCURATELY PROCESS, PROVIDE AND/OR RECEIVE DATE/TIME DATA (INCLUDING WITHOUT LIMITATION CALCULATING, COMPARING, OUTPUTTING AND SEQUENCING), WITHIN, FROM, INTO, AND BETWEEN THE TWENTIETH CENTURY AND THE TWENTY-FIRST CENTURY, INCLUDING LEAP YEAR CALCULATIONS SUCH THAT NEITHER THE AIRCRAFT NOR ANY PART THEREOF OR SERVICE RELATED THERETO WILL BE AFFECTED BY DATES/TIMES PRIOR TO, ON, AFTER OR SPANNING JANUARY 1, 2000. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 5(a) ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT THAT:

          (i) Lessor warrants that on the Delivery Date title to the Aircraft shall be vested in Owner and the Aircraft shall be free and clear of any and all Liens other than Lessor's Liens;

          (ii) Lessor further represents and warrants that Lessor is a corporation duly organized and validly existing and in good standing under the laws of Delaware, and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

          (iii) Lessor further represents and warrants that the Head Lease has been duly entered into by the parties thereto, remains in full force and effect as of the date hereof and no default or event of default (as defined therein) has occurred and is continuing thereunder; and the making and performance by Lessor of this Lease have been duly authorized by all necessary corporate action on the part of Lessor and will not violate any provision of law or its Articles of Incorporation; and

          (iv) Lessor further represents and warrants that this Lease (including Letter Agreement No. 1 and any other document to be executed by Lessor pursuant to the terms hereof) has been duly entered into and delivered by Lessor, and that this Lease does, and such other documents when executed and delivered hereunder will, constitute legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies require or may require enforcement in equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies but which do not make available remedies inadequate for the substantial realization of the benefits provided herein.

     (b) Manufacturers' Warranties. So long as (i) no Event of Default has occurred and is continuing, (ii) the Lease has not terminated, or (iii) Lessor has not terminated this Lease following an Event of Default, Lessor agrees to authorize Lessee to exercise for the account of Lessor and Owner such rights as Lessor or Owner may have under any warranty, express or implied, with respect to the Aircraft made by the Manufacturer, the Engine Manufacturer, or the manufacturer of any Part, to the extent that the same may be assigned or otherwise made available to Lessee, and Lessee shall be entitled to reimbursement from any monetary settlement under any such warranty;

provided, however, that upon an Event of Default and termination of this Lease all such rights shall immediately revert to Lessor to the exclusion of Lessee including all claims thereunder whether or not perfected. Upon Lessee's request, Lessor shall execute and deliver (or cause Owner to execute and deliver) to Lessee such assignments or other instruments as shall be required by the Manufacturer, the Engine Manufacturer, or the manufacturer of any Part, to enable Lessee to obtain the benefit of any assignable warranties and indemnities given to Lessor or Owner by Manufacturer, the Engine manufacturer and other vendors with respect to the Aircraft. To the extent that any warranty or indemnity given to Lessor by Manufacturer and others with respect to the Aircraft cannot be assigned, Lessee will be entitled to take such action to enforce such warranty or indemnity in the name of Lessor against Manufacturer and such other parties as Lessee sees fit, but subject to Lessee indemnifying Lessor against all costs and expenses associated with such action.

     (c) Lessee's Representations and Warranties. Lessee hereby makes the following representations and warranties, which representations and warranties shall survive the execution and delivery of this Lease and the delivery of the
Aircraft:

          (i) Lessee is a corporation duly organized, and existing in good standing under the Laws of the Country of Organization and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

          (ii) this Lease has been duly authorized by all necessary corporate action on the part of Lessee and does not require any approval of stockholders of Lessee (or if such approval is required, such approval has been obtained), and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof will contravene any Law applicable to Lessee or result in any breach of, or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of Lessee under, any credit agreement or instrument, corporate charter or by-law or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets are bound or affected;

          (iii) Lessee has received every consent, approval or authorization of, and has given every notice to, each Governmental Entity having jurisdiction with respect to the execution, delivery or performance of this Lease (including all monetary and other obligations hereunder) that is required for Lessee to execute and deliver this Lease and each such consent, approval or authorization is valid and effective and has not been revoked, and on or before the Delivery Date Lessee will have received such consents, approvals or authorizations, or will have given such notices in order to perform the transactions contemplated hereby;

          (iv) this Lease (including Letter Agreement No. 1) has been duly executed and delivered by Lessee, and the Lease does, and the Lease Supplement when executed and delivered by Lessee will, constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies but which do not make the available remedies inadequate for the substantial realization of the benefits provided herein;

          (v) there are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any regulatory commission, board or other administrative Governmental Entity against or affecting Lessee which would reasonably be expected to materially and adversely affect Lessee's ability to perform its obligations hereunder;

          (vi) Lessee has filed or caused to be filed all tax returns which are required to be filed by it, and has paid or caused to be paid all Taxes shown to be due or payable on said returns or on any assessment received by Lessee, except to the extent the same are being contested by Lessee in good faith by appropriate proceedings;

          (vii) except for compliance with the rules and regulations of the DAC with respect to the filing for recordation of this Lease and the Lease Supplement, and the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 6(f) hereof, no further filing or recording of this Lease or of any other document and no further action, are necessary under the Laws of any Governmental Entity (including without limitation any Governmental Entity of the Government of Organization or the Government of Registration) in order to (A) fully protect and establish Owner's title to the Aircraft, and Owner's and Lessor's interests in and property rights with respect to the Aircraft as against Lessee or any third party and to ensure that property rights of Owner and Lessor therein will have priority in all respects over the claims of all creditors of Lessee, or (B) ensure the validity, effectiveness and enforceability of this Lease;

          (viii) Lessee is not in default in the performance of any of its obligations (A) for the payment of indebtedness for borrowed money or of any interest or premium thereon or (B) for the payment of rent under any lease or agreement to lease real, personal or mixed property, in each case in respect of obligations in amounts in excess of **Material Redacted**;

          (ix) the Maintenance Program for the Aircraft complies with all DAC requirements;

          (x) there are no withholding or other Taxes of the Country of Registration to be deducted from any payment to be made by Lessee under this Lease; provided that Lessor is, and remains, an entity organized under the laws of a country which has in effect a tax reciprocity treaty or agreement with Panama which so provides;

          (xi) the choice of law to govern this Lease, as specified in Section 20(b) hereof, is a valid choice of law and such choice will be upheld in the courts of the Country of Organization and the Country of Registration; and

          (xii) Lessee is subject to private commercial law and suit under the Laws of the Country of Organization and the Country of Registration. Lessee is not entitled to sovereign immunity under the Laws of the Country of Organization, the Country of Registration or such other jurisdiction, and neither Lessee nor its properties or assets have the right of immunity from suit or execution on the grounds of sovereignty in the Country of Organization, the Country of Registration, the United States of America or any other jurisdiction. To the extent that Lessee, in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Lease (including any interlocutory proceedings or the execution of any judgment or award arising therefrom), may be entitled to claim or otherwise be accorded for itself or its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to Lessee, or its property, assets or revenues such immunity (whether or not claimed), Lessee hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the law of such jurisdiction.

     Section 6. Possession and Use.

     (a) Possession

          (i) SUBLEASE, ASSIGNMENT AND TRANSFER. EXCEPT AS PROVIDED IN SECTION 14, LESSEE WILL NOT ASSIGN, PLEDGE OR OTHERWISE ENCUMBER THIS LEASE OR SUBLET OR TRANSFER POSSESSION OF THE AIRCRAFT, AIRFRAME OR ANY ENGINE OR INSTALL ANY ENGINE OR PERMIT ANY ENGINE TO BE INSTALLED ON ANY AIRFRAME OTHER THAN THE AIRFRAME, PROVIDED THAT SO LONG AS NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING AND AS LONG AS THE ACTION TO BE TAKEN SHALL NOT AFFECT THE REGISTRATION OF THE AIRCRAFT AND SO LONG AS ALL NECESSARY APPROVALS OF EACH GOVERNMENTAL ENTITY HAVING JURISDICTION OVER THE AIRCRAFT HAVE BEEN OBTAINED, THEN LESSEE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, MAY:

          (A) SUBJECT ANY ENGINE OR PART TO NORMAL INTERCHANGE OR POOLING AGREEMENTS OR SIMILAR ARRANGEMENTS IN EACH CASE CUSTOMARY IN THE AIRLINE INDUSTRY AND ENTERED INTO IN THE ORDINARY COURSE OF ITS BUSINESS WITH AN AIR CARRIER HOLDING A PART 121 OR 129 CERTIFICATE OR AN ENGINE OR PART (AS APPROPRIATE) OVERHAUL AGENCY CERTIFICATED BY THE FAA OR THE DAC, PROVIDED THAT:
(I) NO SUCH AGREEMENT OR ARRANGEMENT RESULTS IN OR REQUIRES THE TRANSFER OF TITLE TO SUCH ENGINE OR SUCH PART; OR (II) IF OWNER'S TITLE TO SUCH ENGINE SHALL BE DIVESTED UNDER ANY SUCH AGREEMENT OR ARRANGEMENT, SUCH DIVESTITURE SHALL BE DEEMED TO BE A CASUALTY OCCURRENCE WITH RESPECT TO SUCH ENGINE AND LESSEE SHALL COMPLY WITH SECTION 11(b) HEREOF IN RESPECT THEREOF;

          (B) DELIVER POSSESSION OF THE AIRCRAFT, THE AIRFRAME OR ANY ENGINE OR ANY PART THEREOF TO THE MANUFACTURER THEREOF FOR TESTING OR OTHER SIMILAR PURPOSES OR TO ANY ORGANIZATION FOR SERVICE, REPAIR, MAINTENANCE, TESTING OR OVERHAUL WORK ON THE AIRCRAFT, AIRFRAME OR ENGINE OR ANY PART THEREOF OR FOR ALTERATIONS OR MODIFICATIONS IN OR ADDITIONS TO THE AIRCRAFT, AIRFRAME OR ENGINE TO THE EXTENT REQUIRED OR PERMITTED BY THE TERMS OF SECTION 9 HEREOF;

          (C) INSTALL AN ENGINE ON AN AIRFRAME (OTHER THAN THE AIRFRAME) OWNED OR OPERATED BY LESSEE, PROVIDED SUCH AIRFRAME IS

MAINTAINED IN ACCORDANCE WITH THE MAINTENANCE PROGRAM AND IS FREE AND CLEAR OF ALL LIENS EXCEPT: (I) THOSE OF THE TYPE PERMITTED UNDER CLAUSE (D) OF SECTION 14 HEREOF AND THOSE WHICH APPLY ONLY TO ENGINES (OTHER THAN THE ENGINE), APPLIANCES, PARTS, INSTRUMENTS, APPURTENANCES, ACCESSORIES, FURNISHINGS AND OTHER EQUIPMENT (OTHER THAN PARTS) INSTALLED ON SUCH AIRFRAME; AND (II) THE RIGHTS OF THE PARTICIPANTS UNDER NORMAL INTERCHANGE AGREEMENTS WHICH ARE CUSTOMARY IN THE AIRLINE INDUSTRY AND DO NOT CONTEMPLATE, PERMIT, RESULT IN OR REQUIRE THE TRANSFER OF TITLE TO THE AIRFRAME, ENGINES OR PARTS INSTALLED THEREON;

          (D) INSTALL AN ENGINE ON AN AIRFRAME LEASED TO LESSEE OR OWNED BY LESSEE SUBJECT TO A CONDITIONAL SALE OR OTHER SECURITY AGREEMENT, PROVIDED,
THAT: (i) SUCH AIRFRAME IS MAINTAINED IN ACCORDANCE WITH THE MAINTENANCE PROGRAM; (ii) SUCH AIRFRAME IS FREE AND CLEAR OF ALL LIENS EXCEPT THE RIGHTS OF THE PARTIES TO THE LEASE OR CONDITIONAL SALE OR OTHER SECURITY AGREEMENT COVERING SUCH AIRFRAME AND EXCEPT LIENS OF THE TYPE PERMITTED BY CLAUSES (I) AND
(II) OF SECTION 6(a)(i)(C), AND THE LIEN OF ANY MORTGAGE OR OTHER SECURITY INTEREST WHICH EITHER BY ITS TERMS DOES NOT APPLY TO THE ENGINE OR WHICH EFFECTIVELY PROVIDES THAT AN ENGINE LEASED TO LESSEE HEREBY SHALL NOT BECOME SUBJECT TO THE LIEN THEREOF OR TO ANY RIGHTS OF ANY PARTY THEREUNDER OTHER THAN LESSEE (WITH RESPECT TO LESSEE'S RIGHTS EXPRESSLY GRANTED HEREUNDER), NOTWITHSTANDING THE INSTALLATION OF SUCH ENGINE ON ANY AIRFRAME SUBJECT TO THE LIEN OF SUCH MORTGAGE OR OTHER SECURITY INTEREST UNLESS AND UNTIL LESSEE SHALL BECOME THE OWNER OF SUCH ENGINE AND LESSOR AND OWNER SHALL HAVE NO FURTHER INTEREST THEREIN; (iii) THERE SHALL BE IN EFFECT A WRITTEN AGREEMENT OF THE LESSOR OR SECURED PARTY OF SUCH AIRFRAME (WHICH MAY BE THE LEASE OR CONDITIONAL SALE OR OTHER SECURITY AGREEMENT COVERING SUCH AIRFRAME) SUBSTANTIALLY SIMILAR IN EFFECT TO THE AGREEMENT OF LESSOR IN SECTION 6(b) BELOW WHEREBY SUCH LESSOR OR SECURED PARTY EFFECTIVELY AND EXPRESSLY AGREES THAT NEITHER IT NOR ITS SUCCESSORS OR ASSIGNS WILL ACQUIRE OR CLAIM ANY RIGHT, TITLE OR INTEREST IN ANY ENGINE BY REASON OF SUCH ENGINE BEING INSTALLED ON SUCH AIRFRAME, AND A COPY OF SUCH AGREEMENT SHALL BE PROVIDED TO LESSOR UPON WRITTEN REQUEST; AND (iv) UPON REQUEST OF THE LESSOR, THE LESSOR SHALL HAVE RECEIVED FROM COUNSEL FOR THE LESSEE AN OPINION, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE LESSOR, BASED ON APPLICABLE LAW, TO THE EFFECT THAT THE LESSOR OR SECURED PARTY OF SUCH AIRFRAME WILL NOT ACQUIRE ANY RIGHT, TITLE OR INTEREST IN SUCH ENGINE BY REASON OF SUCH ENGINE BEING INSTALLED ON SUCH AIRFRAME AT ANY TIME WHILE SUCH ENGINE IS SUBJECT TO THIS LEASE AND IS OWNED BY OWNER;

          (E) ENTER INTO ANY WET LEASE OF THE AIRCRAFT PROVIDED SUCH WET LEASE DOES NOT EXTEND BEYOND THE TERM HEREOF; AND

          (F) SUBLEASE THE AIRCRAFT TO A PERMITTED SUBLESSEE, PURSUANT TO A PERMITTED SUBLEASE, PROVIDED THAT THE TERM OF SUCH SUBLEASE DOES NOT EXTEND BEYOND THE TERM HEREOF.

          (ii) CERTAIN LIMITATIONS ON TRANSFERS. WITH RESPECT TO ANY TRANSFER PURSUANT TO THIS SECTION 6(a):

          (A) THE RIGHTS OF ANY TRANSFEREE THAT RECEIVES POSSESSION BY REASON OF A TRANSFER PERMITTED BY THIS SECTION 6(a) SHALL BE SUBJECT AND SUBORDINATE TO ALL THE TERMS OF THIS LEASE;

          (B) LESSEE SHALL REMAIN PRIMARILY LIABLE HEREUNDER FOR THE PERFORMANCE OF ALL OF THE TERMS OF THIS LEASE TO THE SAME EXTENT AS IF SUCH TRANSFER HAD NOT OCCURRED; AND

          (C) NO INTERCHANGE AGREEMENT OR OTHER RELINQUISHMENT OF POSSESSION PURSUANT TO THE TERMS OF THIS SECTION 6(a) SHALL IN ANY WAY DISCHARGE OR DIMINISH ANY OF LESSEE'S OBLIGATIONS TO LESSOR HEREUNDER.

          (iii) CERTAIN LIMITATIONS ON SUBLEASE. With respect to any transfer pursuant to Section 6(a) which is a Permitted Sublease:

          (A) the term of such sublease (including, without limitation, any option of the sublessee to renew or extend the sublease), shall not extend beyond the end of the Term;

          (B) the rights of the sublessee shall be subject and subordinate to all the terms of this Lease, including without limitation the right of repossession pursuant to Section 18 and to avoid such sublessee's right to possession upon such repossession;

          (C) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if any such sublease had not occurred;

          (D) such sublease shall provide that (i) the Aircraft, Airframe or any Engine may not be operated or used other than as provided in Section 6 hereof,
(ii) Lessor may avoid or terminate such sublease following an Event of Default hereunder and (iii) to the extent not accomplished by an assignment of sublease, upon the occurrence of an Event of Default, Lessee's rights under such sublease shall automatically be deemed assigned to Lessor until such time as the Event of Default has been cured;

          (E) no sublease of the Aircraft or any Engine shall in any way destroy or diminish any of Lessor's rights hereunder or Owner's rights under the Head Lease and such rights shall continue as if such sublease or transfer has not occurred;

          (F) Lessee shall provide a copy of such proposed sublease to Lessor for its review and approval (which approval shall not be unreasonably withheld) at least ten (10) Business

Days prior to the proposed effective date of such sublease and Lessee shall reimburse Lessor within ten (10) Business Days after demand for Lessor's actual out-of-pocket cost for such review whether or not Lessor gives approval.

          (G) such sublease shall expressly provide (x) that such sublessee will not transfer possession or control of the Aircraft, the Airframe or an Engine to anyone other than Lessee or Lessor (except as provided in Subsection
(a)(i)(A)-(E) of this Section 6) and (y) that all rights of the sublessee are subject and subordinate to all the terms of this Lease including, without limitation, in each instance, Lessor's rights to repossession pursuant to
Section 18 and Lessor's rights to avoid such sublessee's right to possession upon such repossession;

          (H) such sublease shall include appropriate provisions (whether by requiring such obligations to be performed by the sublessee, Lessee, or both) for the operation, maintenance and insurance of the Aircraft and the Engines subleased thereby which are comparable to, or more restrictive than, the provisions of this Lease; and

          (I) such sublease shall expressly prohibit any assignment or further sublease (other than as permitted by Subsection (a)(i) clauses (A)-(E) of this Section 6) of the Aircraft, the Airframe or any Engine and any of the rights under such sublease.

     (b) Reciprocal Recognition of Rights. In the event Lessee shall have received from the lessor or secured party of any airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement a written agreement complying with clause (II) of Section 6(a)(i)(D) hereof (which agreement may be contained in the lease, conditional sale agreement or security agreement relating to such airframe), and such lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe and any time while such engine is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party. Lessor also hereby agrees for the benefit of the mortgagee under any mortgage complying with clause (I) of Section 6(a)(i)(D) hereof, relating to installation of an Engine on an airframe leased to Lessee, that Lessor will not acquire or claim, as against such mortgagee, any right, title or interest in any engine subject to the lien of such mortgage as the result of such engine being installed on the Airframe at any time while such engine is subject to the lien of such mortgage.

     (c) Lawful Insured Operations. Lessee will not permit the Aircraft to be maintained, used or operated in violation of any Law of any Governmental Entity of the Country of Registration, the Country of Organization or any other jurisdiction in which Lessee operates the Aircraft, or in violation of any airworthiness certificate, or license or registration issued by any such authority, or contrary to the Manufacturer's or Engine Manufacturer's operating manuals or instructions for the Aircraft or the Engines. In the event that any such Law requires alteration of the Aircraft, Lessee shall comply therewith at its sole expense and shall maintain the same in proper condition for operation under such Laws. Lessee agrees not to operate the Aircraft, or permit the Aircraft to be operated during the Term, (i) unless the Aircraft is covered by insurance as required by the provisions hereof, or (ii) contrary to the terms of such insurance. Lessee also agrees not to operate or locate the Aircraft or suffer or permit the Aircraft to be operated or located during the Term in (A) any area excluded from coverage by any insurance policy issued pursuant to the requirements of this Lease, (B) any location that is prohibited or not permitted under:

          (i) any Law or government regulation applicable to the Aircraft or to Lessee; or

          (ii) any requirement of a Government Entity of the Country of Registration; or

          (iii) any requirement of a Government entity of the country in which such location is situated.

Lessee will not be deemed in non-compliance with the obligations set forth in the immediately preceding sentence to the extent such non-compliance occurs when Lessee has been deprived of possession of the Aircraft by a breach of the Covenant of Quiet Enjoyment under Section 20(f).

Lessee shall comply with the Law for the time being in force in any country or jurisdiction to, from, in or over which the Aircraft is flown. Lessee shall use the Aircraft solely in commercial operations for which Lessee is duly authorized by applicable Law and shall not use or permit the Aircraft to be used for any purpose for which the Aircraft is not designed or reasonably suitable. Lessee shall not knowingly use the Aircraft for the carriage of: (A) whole animals living or dead except pets and food products unless all of the rules and regulations prescribed by the International Air Transport Association ("IATA") as in effect from time to time for such carriage, to the extent the same exist and are applicable to the particular form of carriage, are followed, (B) goods characterized as dangerous goods by the regulations of IATA unless all of the rules and regulations prescribed by IATA as in effect from time to time for such carriage, to the extent the same exist and are applicable to the particular form of carriage, are followed or (C) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the insurance required by or obtained pursuant to the terms of this Lease. Lessee shall not at any time during the Term do or permit to be done anything which may expose the Aircraft or any part thereof to penalty, forfeiture, seizure, arrest, impounding, detention, confiscation, taking in execution, attachment, appropriation or destruction nor abandon the Aircraft or any part thereof and, if any such penalty, forfeiture, seizure, arrest, impounding, detention, confiscation, taking in execution, attachment or appropriation shall occur, Lessee shall give Lessor notice thereof and shall endeavor to procure the immediate release therefrom of the Aircraft or the relevant part thereof as the case may be.

     (d) Maintenance. Lessee, at its own cost and expense, shall: (i) perform all mandatory service, inspections, repair, maintenance, overhaul and testing,
(A) as may be required under DAC rules and regulations applicable to the Aircraft and in compliance with the Maintenance Program, (B) in the same manner and with the same care as shall be the case with similar aircraft and engines owned by or operated by Lessee without discrimination and (C) so as to keep the Aircraft in as good operating condition as when delivered to Lessee, ordinary wear and tear excepted; (ii) keep the Aircraft in such condition as is necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under DAC regulations and any other applicable Law;
(iii) maintain, as accurate, complete, current, and in the English language, all records, logs and other materials required by, and in a manner acceptable to, the DAC and any other Governmental

Entity having jurisdiction over the Aircraft and (iv) permit Lessor or any authorized representative of Lessor to examine such records at any reasonable time and upon prior written notice (as provided in Section 7).

     (e) Registration. During the Term Lessee shall at its expense keep the Aircraft at all times registered under the applicable Laws of the Country of Registration or such other country approved by Lessor in the name of Owner as owner and Lessor as lessor of the Aircraft or, using its best efforts, in the name of such Person as Lessor may reasonably designate, including, without limitation any successor lessor under this Lease. During such time as the Aircraft is registered in the Country of Registration, the certificate of registration shall register the Aircraft in the name of Owner and include such information concerning Owner and Lessor as permitted by applicable Law in the Country of Registration.

     (f) Insignia. Upon delivery of the Aircraft, Lessee agrees to place the Lease Identification as set forth in Exhibit C in the cockpit in a prominent location and to place the Lease Identification on each Engine. Lessee agrees to make such changes to the Lease Identification as Lessor may reasonably request from time to time.

     Section 7. Information.

     From and after the Delivery Date, Lessee agrees to furnish Lessor the following:

     (a) within sixty (60) days following the end of each quarter of Lessee's fiscal year, except the last such quarter of such year, an unaudited consolidated balance sheet of Lessee prepared as of the close of each quarterly period, together with the related unaudited profit and loss statement for such period, together with a certificate of the chief financial officer of Lessee stating that such reports fairly present the financial position of Lessee in accordance with Panamanian generally accepted accounting principles;

     (b) within one hundred twenty (120) days after the close of each fiscal year of Lessee, balance sheet, profit and loss statement, and statement of stockholders' equity of Lessee (prepared on a consolidated basis), as of the close of such fiscal year and audited by an Approved Auditor;

     (c) within one hundred twenty (120) days after the close of each fiscal year of Lessee, a certificate signed by a duly authorized officer of Lessee, stating (i) that such officer is familiar with the relevant terms of this Lease and has made a review of Lessee's compliance herewith during the preceding fiscal year, and (ii) that no event has occurred and is continuing which constitutes a Default, or, if such an event has occurred, the nature thereof and action Lessee has taken or is taking to cure the same;

     (d) within ten (10) days following each six (6) month anniversary of the Delivery Date, Lessee shall provide Lessor with a report with respect to the Aircraft specifying: (i) total hours and total cycles of the Airframe and the Engines; (ii) any scheduled maintenance above a "C" Check performed in the prior six (6) month period; (iii) any significant modifications performed to the Aircraft; (iv) any damage to or destruction of the Aircraft, an Engine or Part, the potential cost of which exceeds the Damage Notification Threshold; and (v) the status of the accomplishment of airworthiness directives and manufacturer's service bulletins, including method of compliance (e.g., terminating action or surveillance);

     (e) notice in writing of (A) any proceeding by or against Lessee the adverse determination of which would materially adversely affect Lessee's ability to perform under this Lease and (B) any other matter which materially adversely affects the Lessee's ability to perform under this Lease; and

     (f) from time to time such other information as Lessor may reasonably request, including the location, condition, use and operation of the Aircraft.

     Lessee shall permit Lessor or its designee on three (3) days' prior written notice to visit and inspect the Aircraft, its condition, use and operation and the records maintained in connection therewith. In conducting any such visit or inspection as contemplated herein, Lessor shall not interfere with Lessee's operation or require Lessee to open panels of the Aircraft which are not open under an inspection then being conducted by Lessee. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Lessor's failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Lease with respect to such condition or procedure.

     Section 8. Covenants of Lessee.

     Lessee covenants and agrees that:

     (a) Maintenance of Corporate Existence. Except as provided in Section 8(d) below, until the Return Occasion, Lessee will preserve and maintain its corporate existence and such of its rights, privileges, licenses and franchises in any jurisdiction where failure to obtain such licensing or qualification would have a material adverse effect upon Lessee.

     (b) Maintenance of Status. Lessee is, and shall remain so long as it shall be Lessee under this Lease, duly qualified to operate the Aircraft under applicable Law.

     (c) Payment of Taxes. Lessee will pay or cause to be paid all Taxes and governmental charges or levies imposed upon it, or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto and prior to the date on which any lawful claim, if not paid, would become a Lien upon any of the material property of Lessee, except to the extent the same are being contested by Lessee in good faith by appropriate proceedings..

     (d) Consolidation, Merger, Etc. Without the prior written consent of Lessor (which consent shall not be unreasonably withheld), Lessee shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any other Person.

     (e) Place of Business. Without prior written notice to Lessor, Lessee shall not change its principal place of business.

     (f) Notice of Default. Within seven (7) Business Days after any responsible officer of Lessee obtains knowledge of a Default hereunder, Lessee shall notify Lessor in writing of such

Default.

     (g) Governmental Consents. Lessee undertakes to maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filings and registrations obtained or effected in connection with this Lease and every document or instrument contemplated hereby (including without limitation foreign exchange and transfer permits regarding Dollar amounts due hereunder and thereunder) and to take all such additional action as may be proper or advisable in connection herewith or therewith. Lessee further undertakes to obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary for the performance of any of the terms and conditions of this Lease or any other document or instrument contemplated hereby.

     (h) Registration, Certification and Filing. Lessee undertakes to register the Aircraft with the DAC, to secure a valid and effective provisional certificate of airworthiness for operation in the Country of Registration within seven (7) days of the Delivery Date and to provide to the Lessor a copy of the provisional certificate(s) of registration issued by the DAC relating to the Aircraft, reflecting the Owner as the owner and Lessor as lessor of the Aircraft to the extent permitted by applicable Law in the Country of Registration, and a copy of the certificate of airworthiness issued by the DAC relating to the Aircraft, each certified by a duly authorized officer of Lessee and in a form satisfactory to the Lessor so as to enable counsel to the Lessee to provide an opinion that (A) the Aircraft has been duly registered with the DAC and that the Head Lease, the Lease, the Lease Supplement, and any other documents evidencing title necessary or advisable to be filed have been duly filed for recordation with the relevant Governmental Entities, (B) or such other action with respect to, this Lease as may be required to make a public record of the respective interests of Lessor and Lessee in the Aircraft and (C) such other matters as Lessor may reasonably request and substantially in the form of Exhibit F-2 hereto. Lessee shall obtain the definitive certificate of airworthiness in replacement of the provisional certificate as soon as possible after the Delivery Date and shall promptly provide to Lessor a copy thereof, certified by a duly authorized officer of Lessee. Lessee shall timely renew the provisional certificate(s) of registration as required by the DAC during the Term hereof.

     (i) Suspension, Cessation, Etc. Lessee shall not at any time during the Term (i) voluntarily suspend its certificated operations; or (ii) voluntarily or involuntarily permit to be revoked, canceled or otherwise terminated all or substantially all of the franchises, concessions, permits, rights or privileges required for the conduct of business and operations of Lessee or the free and continued use and exercise thereof.

     (j) No Operation until Registration and Certification. Lessee shall not at any time operate the Aircraft until it has received a provisional certificate of registration for the Aircraft and a provisional certificate of airworthiness for the Aircraft and has provided certified copies of each thereof to the Lessor.

     Section 9. Replacement of Parts; Alterations, Modifications and Additions.

     (a) Replacement of Parts Lessee, at its own cost and expense, shall promptly replace all Parts which, from time to time, may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing during the Term, Lessee may at its own cost and expense cause to be removed any Parts, whether or not worn out, destroyed, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall replace at its own cost and expense such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens, other than Liens permitted by Section 14 hereof, shall be in at least the same modification status and service bulletin accomplishment status, shall be fully interchangeable as to form, fit and function, shall have been overhauled, repaired and inspected by an agency acceptable to the DAC and shall be in as good an operating condition as, and have a utility at least equal to and a value and remaining warranty reasonably approximating, the Parts replaced (assuming such replaced parts were in the condition and repair in which they were required to be maintained by the terms hereof). All historical records relating to such Parts shall be maintained by Lessee. Notwithstanding the foregoing provision, the right of Lessee to utilize an agency acceptable to the DAC shall not be construed as modifying Lessee's obligations under Section 16 and Exhibit E with respect to return of the Aircraft in accordance with the standards and requirements of the DAC as therein provided.

     All Parts owned by Owner or Lessor which are at any time removed from the Aircraft shall remain the property of Owner or Lessor, as the case may be, and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft as above provided, (i) title to the removed part shall thereupon vest in Lessee, free and clear of all rights of Owner and Lessor and of Lessor's Liens, (ii) title to such replacement part shall thereupon vest solely in Owner and (iii) such replacement part shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Part which it has replaced.

     (b) Alterations, Modifications and Additions. Lessee, at its own expense, shall make such alterations and modifications and additions to the Aircraft as may be required from time to time to meet the applicable standards of the DAC or to comply with any Law, rule, directive, mandatory bulletin, regulation or order of any Governmental Entity having jurisdiction over the Aircraft or of the manufacturer of the Aircraft, Engines or Parts. Lessee's records shall document the method and date of compliance with FAA requirements to the extent required for certification by the FAA under Part 129 (with no material variance, extension, carry-overs or deferrals). In addition, Lessee, at its own expense, may from time to time make alterations and modifications in and additions to the Aircraft, provided no such alteration, modification or addition materially diminishes the remaining warranty, value or utility, or impairs the condition or airworthiness, of the Aircraft. Title to all Parts (other than leased Parts) incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition shall vest immediately in Lessor and become subject to this Lease, without the necessity for any further act of transfer, document or notice. In no event shall Lessor bear any liability or cost for any alteration, modification or addition to, or for any grounding or suspension of certification of, the

Aircraft, or for any loss of revenue arising therefrom. Notwithstanding the foregoing, so long as no Default or Event of Default shall be continuing, Lessee may remove any Part; provided that (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Aircraft or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to the Aircraft or such Engine pursuant to the terms of this Lease, and (iii) such Part can be removed from the Aircraft or such Engine without impairing or materially diminishing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease that the Aircraft or such Engine would have had at such time had such Parts not been installed and such removal not occurred. Upon the removal by Lessee of any Part as provided in the immediately preceding sentence, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed part of the Aircraft or such Engine from which it was removed. Lessee shall make no material alterations, modifications or additions to the Aircraft (such as removal of galleys, lavatories, major avionics equipment or the like) that would adversely affect the marketability of the Aircraft without Lessor's prior written consent. If Lessor grants such consent, which shall not be unreasonably withheld, title to such removed Parts shall remain with Owner and Lessor may request Lessee to reinstall such Parts prior to termination of this Lease, provided Lessor shall be responsible for the reasonable costs to store such Parts pending such re-installation. If Lessor requests Lessee to reinstall such Parts, title to the Parts removed shall vest in Lessee. All costs associated with such removal and reinstallation shall be borne by Lessee. In addition to the foregoing, Lessee will not make any alterations, modifications or additions to the Aircraft or any Part that may adversely affect its ability to comply with Year 2000 Compliance (as defined in Section 5(a) hereof) in relation to the Aircraft or any Part.

Section 10. Tax Indemnity.

     (a) General Tax Indemnity Lessee agrees for the benefit of each Indemnitee that all payments by Lessee in connection with the transactions contemplated by this Lease shall be free of all withholdings or deductions of any nature whatsoever (including, without limitation, withholding taxes, monetary transfer fees, or similar taxes and charges), and in the event any withholding or deduction is required (other than a withholding or deduction in respect of Taxes for which Lessee is not responsible to indemnify any Indemnitee pursuant to
Section 10(b) hereof), Lessee shall pay the same together with such additional amount as is required so that each such payment shall be, under any circumstances and in any event, after any such withholding or deduction, in the amount as set forth or referred to in this Lease. Lessee agrees for the benefit of each Indemnitee to pay and, on written demand, to indemnify and hold each Indemnitee (which term as used in this Section 10 shall include each Indemnitee, their respective affiliates, agents, employees, directors, successors and assigns, and any transferee of an Indemnitee with respect to any interest in the Aircraft) harmless from, all license and registration fees, duties, imposts, deductions, charges and, without limitation, all Taxes, howsoever levied or imposed, whether levied or imposed upon or asserted against any Indemnitee, Lessee, the Lease, the Aircraft, or any part thereof or interest therein, or otherwise by any Federal, state or local government, or instrumentality thereof, or other taxing authority in the United States of America ("U.S. Taxing Authority") or by any government other than that of the United States of America or any taxing authority or governmental subdivision or instrumentality of any other country or of a territory or possession of the United States of America or by any international taxing authority ("Foreign Taxing Authority"), upon or with respect to, based upon or measured by:

          (i) the Aircraft, or any part thereof, or interest therein,

          (ii) the exportation, importation, ownership, delivery, non-delivery, warehousing, removal, leasing, exchange, acceptance, assigning, possession, repossession, condition, recording, use, operation, settlement of any insurance claim, sale, subleasing, rental, retirement, imposition of any Lien, abandonment, registration, preparation, installation, modification, repair, maintenance, replacement, transportation, storage, transfer of title, return or other disposition of the Aircraft or any part thereof or interest therein,

          (iii) the rentals, receipts or earnings arising from any one or more of the items or acts described in clause (i) or (ii) above (including, without limitation, the Rent),

          (iv) upon or with respect to this Lease, or

          (v) otherwise with respect to or in connection with the transactions contemplated and permitted by the Lease; and any documented out-of-pocket costs and expenses fairly attributable to any of the foregoing incurred by any Indemnitee.

     (b) Exclusions. Except as provided in subsections (c), (d) and (e) below, there shall be excluded from the indemnity provided in Section 10(a) the following:

          (i) Taxes upon or with respect to the gross or net income, capital gains or capital or net worth of any Indemnitee (including, without limitation, any such Taxes which are minimum or alternative minimum Taxes, Taxes on or measured by items of tax preference and franchise Taxes levied in lieu of income taxes, but excluding, without limitation, any Taxes in the nature of sales, rental, use, value-added, license, withholding or property taxes) ("Income Taxes") which are imposed by any U.S. Taxing Authority;

          (ii) Income Taxes imposed by any Foreign Taxing Authority, but excluding any such Income Taxes imposed by a Foreign Taxing Authority to the extent that such Income Taxes result from the location or use of the Aircraft or any part thereof in such taxing jurisdiction or other activities of Lessee or any Person that obtains from Lessee possession or control or the right to use the Aircraft or any part thereof (an "Aircraft User");

          (iii) Taxes imposed as a result of any Lessor Lien or (A) a voluntary sale, transfer of title, mortgaging, pledging, financing, voluntary transfer or other voluntary disposition by an Indemnitee of the Aircraft or part thereof or interest therein, or any interest in the Rent or part thereof or any interest in this Lease or part thereof, unless such sale, transfer, mortgage, pledge or disposition occurs by reason of the exercise of an Indemnitee's remedies under this Lease upon an Event of Default, or (B) any involuntary transfer or disposition of any of the foregoing interests in connection with any bankruptcy, foreclosure or similar proceeding with respect to any Indemnitee unless such transfer or disposition occurs by reason of an Event of Default;

          (iv) Taxes for any taxable period or portion thereof, relating to events occurring prior to the Delivery Date or after the expiration of the Term of the Lease (and any renewal term) and the redelivery of the Aircraft in accordance with the Lease, except to the extent that any such Taxes are imposed in connection with remedies exercised by Lessor following an Event of Default;

          (v) Taxes imposed by any Governmental Entity or international taxing authority in any jurisdiction which would not have been imposed but for some connection of any Indemnitee with such jurisdiction other than a connection arising by reason of, relating to or attributable to Lessee, any Aircraft User, this Lease, any sublease, the operation by Lessee, any sublessee or any Aircraft User of the Aircraft, the location of the Aircraft or arising pursuant to the transactions contemplated hereby in such jurisdiction, except that the exclusion contained in this clause (vi) shall not apply to the extent that such Taxes are imposed in connection with Lessor's exercise of remedies following an Event of Default;

          (vi) Taxes imposed on or with respect to a successor or assignee of an Indemnitee to the extent such Taxes exceed the amount of Taxes that would have been imposed on or with respect to such Indemnitee had such succession or assignment not occurred, provided, however, that the exclusion contained in this clause (vi) shall not apply to any successor or assignee if such succession or assignment shall have occurred at any time in connection with Lessor's exercise of remedies after the occurrence of an Event of Default;

          (vii) Taxes and any fines, penalties, or additions thereto to the extent the same would not have been incurred but for the failure of Lessor, Owner, GECAS or any other Person other than Lessee to make any filing or election required by it to be made, provided that this exclusion shall not apply if the failure to file or make the election results from the failure of the Lessee to notify the Lessor, Owner, or GECAS of such requirement (unless the Lessor, Owner, or GECAS is otherwise aware of such requirement).

Notwithstanding the foregoing, Income Taxes resulting directly or indirectly (whether by inclusion of an item in gross income, disallowance of a deduction or credit, or otherwise) from any payment on or after the Delivery Date by any supplier in satisfaction of a claim against such supplier with respect to the Aircraft or any part thereof and inclusions in income in any taxable year of any amounts relating to improvements, alterations, modifications, or additions by or on behalf of Lessee of the Aircraft, any Engine or any part thereof (other than improvements, alterations, modifications or additions required by this Lease) or any substitution or replacement of any engine, or any part thereof, shall not be excluded from the indemnity provided in Section 10(a).

     (c) FSC Indemnity. Owner has assumed that United States income tax benefits, as provided in sections 921 et seq of the United States Internal Revenue Code of 1986, as amended (the "Code") (i.e. that United States income taxation of the net income or gain from the sale or lease of the Aircraft will be limited in each calendar year to taxation on only seventy per cent (70%) of such net income or gain (the "FSC Benefits")) will be available to Owner and the other Indemnitees. Accordingly, in order to support Owner entitlement to the FSC Benefits, Lessee covenants that:

          (i) in each calendar year during the Term, the Aircraft will be located outside the United States (used in this Section 10(c)to include the Commonwealth of Puerto Rico) more than fifty per cent (50%) of the time or more than fifty per cent (50%) of the miles traversed in the use of the Aircraft will be traversed outside the United States (regarding for this purpose any flight between two points in the United States without an intervening stop in a foreign jurisdiction of at least 12 hours as being entirely within the United States);

          (ii) except as required by applicable Law (including compliance with any AD) and except for the Modifications as defined in Letter Agreement No. 1 to which Lessor expressly consents, it will not (A) undertake any alterations, modifications or additions to the Aircraft or any Part without the prior written consent of Lessor (x) involving a modification, re-manufacturing or alteration of the Aircraft, which modification, re-manufacturing or alteration is of a permanent nature or (y) which could not be removed from the Aircraft without material damage to the Aircraft or (z) which together with prior related and future related expected alterations, modifications or additions would involve a cost (including labor, overhead, engineering, supplies, materials and third-party costs) in excess of **Material Redacted**, or (B) undertake any replacement of any Engine that involves Owner's relinquishment of title thereto and does not arise from a Casualty Occurrence; and

          (iii) after delivery of the Aircraft to Lessee pursuant to this Agreement, the first flight of the Aircraft shall occur as soon as practicable but in any event within 24 hours of the Delivery Date save for any reasonable delays beyond 24 hours due to (i) adverse weather conditions or (ii) Lessee crew staffing restrictions, or (iii) any other cause which is beyond the reasonable control of Lessee, provided in all cases that Lessee shall work diligently to promptly remedy any such delay to the first flight. The first flight shall be a non-revenue producing flight from the Delivery Location to a location outside the United States. After arrival at such location outside the United States, the Aircraft will not begin any return flight to the United States prior to the expiration of 12 hours after its arrival at such location outside the United States. In addition, between the time of delivery to Lessee and such first flight, Lessee shall make no use of the

Aircraft except for such fuelling, loading and provisioning required in connection with such first flight.

     Lessor acknowledges that the covenants contained in Section 10(c)(i), (ii) and (iii) are given by Lessee solely for the purpose of the indemnification requirements in Section 10 (d) and shall not prevent or restrict Lessee from taking any action otherwise permitted under this Agreement. Lessee will make available to Lessor any records relating to the use and location of the Aircraft that Lessor may reasonably request, in order to fulfill Lessor's or any Indemnitee's tax reporting, filing, audit or litigation requirements, and will otherwise reasonably cooperate with any reasonable requests of Lessor with respect to compliance with requirements for the FSC Benefits; provided, that any such cooperation shall not result in costs in excess of those which Lessee would have incurred in the absence of such cooperation nor result in any additional obligation of Lessee nor adversely affect Lessee's rights hereunder. Except as expressly set forth in Section 10(c) (i), (ii) and (iii), there are no other events intended to be covered by the indemnification set forth in Section 10
(d).

     (d) FSC Benefits

          (i) Lessor's remedy for the breach of any of the covenants contained in Section 10(c)(i), (ii) and (iii), if such breach shall directly result in a loss of FSC Benefits, shall be the right to receive the indemnity payments specified in this Section 10 (d) from Lessee. Any such indemnity payments will be due within 30 days after Lessee's receipt of a written request from Lessor certifying that there has been a loss of FSC Benefits describing in reasonable detail the circumstances of such loss and that such loss is a direct result of the breach by Lessee of a covenant contained in Section 10 (c) hereof.

          (ii) Owner, GECAS and Lessor acknowledge and agree that Lessee's indemnity obligation for an Indemnitee's entitlement to the FSC Benefits shall be limited in amount with respect to any calendar year, subject to Section 10(e), to the lesser of (x) the amount of FSC Benefits lost or disallowed for such calendar year which are a direct result of a breach of the covenants set forth in Section 10(c)(i), (ii) or (iii) and (y) the amount set forth as the FSC Indemnity Maximum Amounts in Exhibit C plus in either case the amount of any interest, penalties and additions to tax payable by Owner or the relevant Indemnitee as a result of the loss or disallowance of the FSC Benefits, but not including any interest, penalties or additions to tax resulting solely from acts or omissions of Lessor, Owner, GECAS, or any Person other than Lessee. For the avoidance of doubt, if the FSC Benefits are lost or disallowed for any calendar year, the maximum amount which Lessee shall pay to Lessor with respect to such calendar year, subject to Section 10(e), is the amount for such calendar year as set forth as the FSC Indemnity Maximum Amounts in Exhibit C plus the amount of any interest, penalties, and additions to tax payable by Owner or the relevant Indemnitee as a direct result of such loss or disallowance (but not as a result solely of acts or omissions of Lessor, Owner, GECAS, or any Person other than Lessee) and if such FSC Benefits are determined to be lost or disallowed with respect to a subsequent sale of the Aircraft after any termination of the Lease (irrespective of whether the Term of the Lease is extended pursuant to Section 3(g)) as a direct result of Lessee's breach of its covenants set forth in
Section 10(c)(ii) or (iii), Lessee's indemnity payment shall be limited to the lesser of the actual amount of FSC Benefits lost or disallowed which arise directly as a result of any such breach and the amount set forth as the FSC Indemnity Maximum Amounts in Exhibit C with respect to the Residual Period (as enumerated in Exhibit C), plus the amounts set forth as the FSC Indemnity Maximum Amounts in Exhibit C for any calendar years which have not elapsed at the time the Lease is terminated, plus any interest, penalties and additions to tax but not including any penalties or additions resulting principally from any act or omission of Lessor, Owner, GECAS or any other Person other than Lessee that is not in turn attributable to an act or omission of Lessee. For avoidance of doubt, the loss or disallowance of any FSC Benefits resulting solely from any act or omission of Lessor, Owner, GECAS, or any Person other an Lessee and not directly the result of a breach by Lessee of the covenants set forth in Sections 10(c)(i),(ii) or (iii) or arising for any reason other than a breach by Lessee of its covenants set forth in Section 10(c) shall not be deemed to be included in the indemnities provided in this Section 10.

          (iii) If the Aircraft is leased after any termination of this Agreement, Lessee's indemnity obligation, subject to Section 10(e), with respect to a loss or disallowance of FSC Benefits as a result of Lessee's breach of its covenants set forth in Section 10(c)(ii) or (iii) will be (in addition to any applicable interest, penalties or additions to tax) the actual amount of FSC Benefits lost or disallowed, as a direct result of such breach, for any calendar year during any subsequent lease of the Aircraft for such calendar year.

     (e) After Tax Basis of Payments. Notwithstanding anything in this Section 10 to the contrary (including, without limitation, subparagraphs (i) and (ii) of Section 10(b) above), Lessee further agrees that, with respect to any payment or indemnity under this Section 10, such payment or indemnity shall include any amount necessary to hold the recipient of the payment or indemnity harmless on an after-tax basis from all Taxes required to be paid by such recipient with respect to such payment or indemnity to any U.S. Taxing Authority or any Foreign Taxing Authority, taking into account any reductions in such recipient's taxes by reason of any deductions, credits, or other allowances in respect of the payment or accrual of the amount indemnified against. Any subsequent reduction in such recipient's deductions, credits, or other allowances in respect of the payment or accrual of the amount indemnified against shall be treated as a Tax that is indemnifiable under this Section without regard to the exclusions set forth in Section 10(b) above.

     (f) Payments. The Lessee shall pay all Taxes for which it assumes liability hereunder when such Taxes are due. If a claim is made against any Indemnitee for any such Taxes, such Indemnitee shall promptly notify Lessee provided, however, the failure to provide such notice shall not affect the Lessee's obligations hereunder to any Indemnitee unless Lessee's rights to contest such Taxes are materially prejudiced by such failure. Any amount payable as an indemnity to any Indemnitee or any amount payable to Lessee pursuant to this Section 10 is to be paid to such party directly, in immediately available funds, by bank wire transfer at such bank or to such account as specified by the payee in written directions to the payor, or, if such directions shall not have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Lease, within thirty (30) days after receipt of a written demand therefor from such Indemnitee or Lessee, as the case may be, but in no event more than ten (10) days prior to the due date thereof. In the event Lessee fails to make any such payment following a request by an Indemnitee and such Indemnitee makes a tax payment with respect to any such Taxes (other than with funds advanced to such Indemnitee on an interest-free basis by Lessee pursuant to this Section 10), Lessee shall pay to the Indemnitee interest on the amount of such payment at the Interest Rate set forth in Exhibit C from the date of such

Indemnitee's payment to the relevant taxing authority to the date of such payment by Lessee to the Indemnitee hereunder. In the event an amount is payable to Lessee under this Section 10, the Indemnitee owing such amount shall pay interest on such amount at the Interest Rate set forth in Exhibit C from the date of receipt by such Indemnitee of any amount giving rise to such obligation to pay Lessee until the date of payment to Lessee.

     (g) Contests. If requested by Lessee in writing within forty-five (45) days after its receipt of notice pursuant to this Section 10 of a claim against an Indemnitee, upon receipt of indemnity reasonably satisfactory to it and at the sole expense of Lessee (including, without limitation, all reasonable out-of-pocket costs and expenses, reasonable legal and accounting and investigatory fees and disbursements, additions to tax because of underpayments of estimated Taxes, losses, penalties, and interest) such Indemnitee shall in good faith contest or permit Lessee, if desired by Lessee, to contest in the name of Lessee and/or the Indemnitee the validity, applicability or amount of such Taxes by, in the reasonable discretion of such Indemnitee (or, where the Lessee is not permitted to conduct the contest in the name of the Indemnitee, in the sole discretion of such Indemnitee), (i) resisting payment thereof if practicable and legally permissible, (ii) not paying the same except under protest with funds advanced by Lessee on an interest-free basis, if protest is necessary and proper, and (iii) if payments are made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, that Lessee shall not be permitted to contest in the name of such Indemnitee if such contest involves Income Taxes imposed by a U.S. Taxing Authority, Income Taxes imposed by a Foreign Taxing Authority, or any Taxes imposed against such Indemnitee that are unrelated to the transactions contemplated by the Lease, in which event such Indemnitee shall follow the direction of Lessee with respect to the method of pursuing that portion of any such contest that does not relate to Income Taxes unless with respect to issues that do not relate to the settlement of any portion of the contest involving Taxes for which indemnification is provided by this Section 10, such direction would, in the judgment of such Indemnitee, adversely affect in a material manner interests of such Indemnitee unrelated to the transactions hereby contemplated; provided further, however, that in no event shall an Indemnitee settle such portion of any claim for which Lessee has an indemnity obligation pursuant to this Section 10 without Lessee's written consent; provided further, however, that the Indemnitee shall not be required to undertake any contest or allow Lessee to contest in the name of such Indemnitee unless:

          (A) no Event of Default shall have occurred and be continuing,

          (B) prior to the commencement of any contest undertaken by the Lessee or any contest undertaken by such Indemnitee with respect to which such Indemnitee is required to follow the direction of the Lessee with respect to the method of pursuing that portion of the contest that relates to the transactions hereby contemplated, the Lessee shall have delivered to such Indemnitee a written acknowledgment of its obligation to indemnify fully such Indemnitee to the extent that the contest is not successful,

          (C) Lessee shall have provided such Indemnitee with an opinion of legal counsel reasonably acceptable to such Indemnitee to the effect that a reasonable basis exists to contest such claim and, prior to the commencement of any appeal of an adverse administrative or judicial decision, with an opinion of such tax counsel to the effect that a reasonable basis exists to appeal such adverse administrative or judicial decision (which opinions shall be obtained at Lessee's sole cost and expense),

          (D) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Taxes, Lessee shall have advanced to such Indemnitee sufficient funds (on an interest-free basis) to make such payments, provided, however, that the Lessee shall indemnify such Indemnitee for any adverse tax consequences resulting from such advance,

          (E) such proceedings do not involve any material risk or danger of the sale, forfeiture, or loss of the Aircraft or any part thereof or the creation of any Lien (other than a Lien for taxes not yet due or being contested in good faith by appropriate proceedings, and for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided), and

          (F) in the event that the subject matter of the contest is of a continuing nature and has previously been resolved adversely pursuant to the contest provisions of this Section 10 and there has been a change in the law (including, without limitation, amendments to statutes or regulations, administrative rulings and court decisions) after such claim shall have been so previously resolved, such Indemnitee shall have received an opinion of independent tax counsel selected by such Indemnitee and reasonably acceptable to Lessee, which opinion shall be obtained at Lessee's sole expense, to the effect that, as a result of such change, it is as likely as not that the position which such Indemnitee or Lessee, as the case may be, had asserted in such previous contest would prevail.

          If any Indemnitee shall obtain a refund of all or any part of such Taxes (including interest, penalties, or additions thereto) paid by Lessee, such Indemnitee shall pay Lessee, the amount of such refund reduced by the amount of any Taxes payable by such Indemnitee in respect of the receipt of such refund and increased by the amount of any savings realized by such Indemnitee in respect to any such Taxes by reason of deductions, credits, allocations or allowances in respect of such payment to Lessee; provided that such amount shall not be payable (x) before such time as Lessee shall have made all payments or indemnities then due to or on behalf of all Indemnitees under this Lease, (y) while an Event of Default is outstanding and continues unremedied, or (z) to the extent it exceeds the amount of all payments made by Lessee with respect to such Taxes. If in addition to such refund any Indemnitee shall receive an amount representing interest on the amount of such refund, Lessee shall be paid that proportion of such interest which is fairly attributable to Taxes paid by Lessee prior to the receipt of such refund; provided, however, that no amount shall be payable under this or the preceding sentence during any period in which an Event of Default has occurred and is continuing unremedied unless the Lease has terminated and Lessee has paid all amounts due Lessor hereunder. If any such refund or tax savings taken into account under this paragraph in Taxes is subsequently disallowed or canceled, such disallowance or cancellation shall be treated as a Tax that is indemnifiable under this Section 10 without regard to the exclusions set forth in Section 10(b).

     (h) Reports. In case any report or return is required to be made with respect to any Taxes which are an obligation of Lessee under this Section 10, Lessee, if lawfully able to do so and appropriate and in receipt of notice from Lessor in circumstances where Lessor, but not Lessee, could reasonably be expected to have knowledge of such obligation, will either make such report or return in such manner as will show the ownership of the Aircraft and the Engines in Owner and send a copy of such report or return to Lessor or will notify Lessor of such requirement and if lawfully able to do so, will make such report or return in such manner as shall be reasonably satisfactory to Lessor (and the Lessee shall hold each Indemnitee harmless from and against any liabilities, obligations, losses, damages, penalties, claims, actions, suits and reasonable costs arising out of any insufficiency or inaccuracy in any such return, statement, report or information). As soon as practicable after the beginning of each calendar year (but in no event later than February 28 of such year), Lessee shall provide Lessor with any information that Lessor shall reasonably request in writing (by January 31 of such year) and Lessee can reasonably compile to enable Lessor and Owner to allocate accurately for foreign, state and local tax purposes its rental income for the preceding calendar year.

     (i) Value Added Taxes. Each amount stated as payable by Lessee under this Lease is exclusive of Value Added Taxes (if any) and is accordingly to be construed as a reference to that amount plus any Value Added Taxes in respect of it.

     (j) Affiliated Group. In the event that the Indemnitee is a member of an Affiliated Group (within the meaning of Section 1504(a) of the U.S. Internal Revenue Code) which files a consolidated Federal income tax return, the term "Indemnitee" shall mean and include such Affiliated Group and all the members thereof.

     (k) Survival. All of the obligations of Lessee and each Indemnitee under this Section 10 with respect to the Aircraft and the Engines or any part thereof shall survive the assignment, expiration or other termination of this Lease. Such obligations are expressly undertaken by Lessee for the benefit of, and shall be enforceable by, Lessor and each other Indemnitee. Lessee's obligations under this Section 10 shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other person for any reason whatsoever. Lessee will pay to an Indemnitee, on demand, and an Indemnitee will pay to Lessee, if applicable, to the extent permitted by applicable law, interest at the Interest Rate set forth in Exhibit C hereto on any amount not paid when due pursuant to this Section 10 until the same shall be paid. All indemnities, obligations, adjustments and payments provided for in this Section 10 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Lease. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, an Indemnitee, without declaring this Lease to be in default or taking other action thereunder, and notwithstanding any provision to the contrary contained herein.

     (l) Tax Treaty Elections. Lessor agrees to make, at Lessee's request, any available election under an applicable tax treaty to the extent that making such election would serve to reduce or eliminate any indemnification obligation of the Lessee under this Section 10, but only to the extent that such election can be made on a transaction-by-transaction basis and such election has no adverse consequences to Lessor or any Indemnitee.

     (m) Verification. At Lessee's request, the computation by any Indemnitee of any amount of Taxes or other amounts paid or payable by or to Lessee under this
Section 10 shall be verified by such Indemnitee's independent public accountants. In the event the amount of Taxes or other amounts computed by such independent public accountants differs from the amounts paid or payable by or to Lessee, appropriate adjustments shall be made between Lessee and such Indemnitee.

     Section 11. Casualty Occurrences.

     (a) Casualty Occurrence with Respect to the Airframe. Within fifteen (15) days after a Casualty Occurrence during the Term with respect to the Airframe and any Engine then installed thereon, Lessee shall give Lessor written notice of such occurrence. On or before one hundred twenty (120) days after the date of the Casualty Occurrence, but in no event later than the date of receipt of insurance proceeds in respect of such Casualty Occurrence, Lessee shall pay to Lessor in immediately available funds an amount equal to the sum of (i) the Casualty Value of the Aircraft computed as of the date of payment less an amount equal to the daily equivalent of Basic Rent (computed on the basis of a 360-day year) for each day during the period commencing with the day after payment of such Casualty Value and extending to, but excluding, the Basic Rent Payment Date immediately following payment of such Casualty Value, and (ii) all Supplemental Rent accrued or due and unpaid (other than Maintenance Payments which would have been payable by Lessee pursuant to Section 16(m) and amounts paid pursuant to clause (i) above), computed as of the date of payment less any Security Deposit then held by Lessor. Upon such payment (A) the obligation of Lessee to make further payments of Basic Rent hereunder shall terminate, (B) this Lease shall terminate with respect to the Aircraft and (C) Lessor will cause Owner to transfer to Lessee or its insurers (as directed by Lessee), without recourse or warranty, all of Owner's right, title and interest, if any, in and to the Airframe and Engines (if any) suffering the Casualty Occurrence, as well as all of Owner's right, title and interest in and to any Engine constituting part of the Aircraft but not installed thereon at the time of the Casualty Occurrence in each case free of any Lessor's Liens.

     (b) Casualty Occurrence with Respect to an Engine. Upon a Casualty Occurrence with respect to an Engine only, Lessee shall give Lessor prompt written notice thereof and shall, within ninety (90) days after such occurrence, convey to Owner, as replacement for the Engine suffering a Casualty Occurrence, title to a Replacement Engine. Each Replacement Engine shall be free of all Liens (except those Liens which are permitted by Section 14 hereof) and shall be in as good an operating condition and shall have a value and utility at least equal to, and shall have a substantially equivalent number of cycles remaining on its life limited parts as the Engine being replaced, assuming the Engine being replaced was in the condition and repair required by the terms hereof immediately prior to the Casualty Occurrence and shall be compatible with the remaining installed Engine. Upon full compliance by Lessee with the terms of this paragraph, Lessor will cause the Owner to transfer to Lessee all of Owner's right, title and interest in and to the Engine which suffered the Casualty Occurrence free of any Lessor's Liens. Prior to or at the time of any such conveyance, Lessee, at its own expense, will promptly (i) furnish Lessor with a full warranty bill of sale conveying title free and clear of all Liens except Lessor Liens, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Engine; (ii) cause a supplement hereto, in form and substance reasonably satisfactory to Lessor, subjecting such Replacement Engine to this Lease, to be duly executed by Lessee, and recorded pursuant to applicable Law; (iii) furnish Lessor with such evidence of title to such Replacement Engine and of compliance with the insurance provisions of Section 12 hereof with respect to such Replacement Engine as Lessor may reasonably request;
(iv) furnish Lessor with an opinion of Lessee's counsel (which counsel shall be reasonably acceptable to Lessor) to the effect that title to such Replacement Engine has been duly conveyed to Owner as provided in clause (i) above, and that such Replacement Engine is duly leased hereunder; (v) furnish a certificate signed by a duly authorized financial officer or executive of Lessee certifying that, upon consummation of such replacement, no Default or Event of Default will exist hereunder; (vi) furnish Lessor with such documents as Lessor may reasonably request in connection with the consummation of the transactions contemplated by this Section 11(b), in each case in form and substance reasonably satisfactory to Lessor; and (vii) furnish such financing statement covering the Replacement Engine as may be reasonably requested by Lessor. Upon full compliance by Lessee with the terms of this Section 11(b), Lessor will cause Owner to transfer by bill of sale to Lessee "AS IS AND WHERE IS" and without recourse or warranty (except as to the absence of Lessor's Liens) all of the right, title and interest in the Engine which suffered the Casualty Occurrence and which was originally leased to Lessee. For all purposes hereof, each such Replacement Engine shall be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the same Aircraft as was the Engine replaced thereof. No Casualty Occurrence covered by this Section 11(b) shall result in any reduction in Rent.

     (c) Application of Proceeds and Payments. Any payments received at any time by Lessor or by Lessee from any insurer under any policy of insurance (other than liability insurance) or any other person (other than an insurer under insurance maintained by Lessor) shall be applied in the manner specified in Sections 12(d), 12(e) or 12(f) hereof as applicable. Subject to Section 11(f) hereof, any payments received at any time by Lessor or Lessee from any Governmental Entity or other Person with respect to a Casualty Occurrence will be applied as follows:

          (i) unless clause (ii) below is applicable, so much of such payments as shall not exceed the sum of accrued, unpaid Rent plus the Casualty Value required to be paid by Lessee pursuant to Section 11(a) of this Lease shall be paid to Lessor in reduction of Lessee's obligation to pay such unpaid Rent and Casualty Value if not already paid by Lessee, or, if already paid by Lessee (unless a Default or an Event of Default shall have occurred and be continuing) shall be applied by Lessor to reimburse Lessee for its payment of such Casualty Value and the balance of such payment, if any, remaining thereafter (if such payment is received with respect to insurance other than liability insurance) (unless a Default or an Event of Default shall have occurred and be continuing) shall be paid over to, or retained by, Lessee; or

          (ii) if such payments are received as a result of a Casualty Occurrence with respect to an Engine which is being replaced pursuant to Section 11(b), unless a Default or Event of Default shall have occurred and be continuing, all such payments shall be paid over to, or retained by, Lessee if Lessee shall have fully performed or, concurrently therewith will fully perform, the terms of Section 11(b) and of Section 15 hereof with respect to the Casualty Occurrence for which such payments are made.

     (d) Requisition for Use by Government with Respect to the Aircraft.. In the event of the requisition for use by a Governmental Entity of the Airframe or any Engine (other than a requisition constituting a Casualty Occurrence), all Lessee's obligations under this Lease with respect to the Airframe or Engine shall continue to the same extent as if such requisition had not occurred, except to the extent such obligations cannot be performed by Lessee as a consequence of such requisition. All payments received by Lessor or Lessee from the Governmental Entity for the use of the Airframe or Engine prior to the time (if at all) such requisition becomes a Casualty Occurrence shall be paid over to, or retained by, Lessee if no Default or Event of Default shall have occurred and be continuing; and all payments received by Lessor or Lessee from the Governmental Entity for the use of such item thereafter shall be paid over to, or retained by, Lessor.

     (e) Other Dispositions. Any amounts not payable to or retainable by Lessee pursuant to this Section 11 or Section 12 hereof because a Default or an Event of Default shall have occurred and be continuing shall be held by Lessor and shall be paid over to Lessee when such Default or Event of Default shall cease to be continuing, except that if Lessor shall have theretofore declared this Lease to be in default pursuant to Section 18 hereof, such amounts shall be retained by Lessor and disposed of in accordance with the provisions thereof.

     (f) Application in Default. Any amount referred to in clause (i) or (ii) of
Section 11(c) which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, and not yet applied by Lessee as permitted or required hereunder, shall be delivered from Lessee to Lessor, if at the time of such payment a Default or an Event of Default shall have occurred and be continuing. In such case, all such amounts shall be paid to and held by Lessor as security for the obligations of Lessee, or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder, as Lessor may elect. At such time as there shall not be continuing any such Event of Default or Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee.

     (g) ICAO Rules and Procedures. It is agreed that any investigation of an accident involving the Aircraft or a Casualty Occurrence will be carried out with the participation of Lessor and Lessee in accordance with the Rules and Procedures of the International Civil Aviation Organization ("ICAO") from time to time in effect. All necessary information required by ICAO, to the extent reasonably available to the Lessor, shall be promptly furnished by the Lessor.

     Section 12. Insurance.

     (a) Public Liability and Property Damage Insurance. Lessee shall carry and maintain in full force and effect, at its own expense, with Approved Insurers, airline public liability insurance (including, to the extent generally available in the insurance markets but not limited to, contractual liability, third party legal liability, passenger, baggage, cargo, mail and airline general liability, including premises hangar keepers and products liability) and property damage insurance with respect to the Aircraft of the type usual and customary by commercial scheduled passenger airline carriers similarly situated to Lessee and operating similar aircraft. Such policy shall include war and allied risks in accordance with standard market practice (currently "The Extended Coverage Endorsement - AVN 52C"). Such insurance shall be in an amount not less than the amount under "Public Liability and Property Damage Insurance" as set forth on Exhibit C hereto. Lessee shall not discriminate against the Aircraft in providing such insurance.

     (b) Insurance Against Loss or Damage. Lessee, at its own expense, shall maintain in full force and effect throughout the Term with Approved Insurers during the Term "all-risk" ground and flight aircraft hull insurance (which shall include, but not be limited to, vandalism, war risk and allied perils, hijacking, disappearance clause and coverage against strikes, riots, commotions or labor disturbances, malicious acts or acts of sabotage and unlawful seizure (including confiscation, confiscation by the Country of Registration, arrest, nationalization, seizure, restraint, detention, appropriation, requisition or destruction thereat, by or under authority of any Governmental Entity), or wrongful exercise of control of the Aircraft in flight by a person on board the Aircraft acting without the consent of Lessee) covering the Aircraft, and "all-risk" coverage insurance with respect to Engines and Parts while not installed on the Aircraft or an aircraft, which in each case is at least as broad as coverage maintained by commericial scheduled passenger airlines similarly situated to Lessee and operating similar aircraft and engines as Lessee's fleet. Such insurance shall be for an amount not less than the Casualty Value for the Aircraft and shall incorporate a 50/50 clause with respect to "all-risk" hull and war risk coverage and shall be as further specified in Exhibit C. Such insurance may include provisions for deductibles in an amount usual and customary for commercial scheduled airline carriers similarly situated and operating similar aircraft provided that (i) the amount of such deductibles must be no greater than the lowest deductible amount applying to any similar aircraft in Lessor's fleet, and (ii) in no event shall the amount of such deductibles exceed the amount under "Deductible Amount" set forth on Exhibit C hereto.

     (c) Required Policy Designations and Provisions. Each and any policy of insurance obtained and maintained pursuant to this Section, and each and any policy obtained in substitution or replacement for any such policies, shall: (i) designate Owner as owner and Lessor as lessor of the aircraft covered thereby and designate Owner the sole loss payee in respect of the insurance covering the Aircraft required to be maintained by Lessee pursuant to Section 12(b), and shall designate Lessor, GECAS, and Owner and their respective named successors and assigns (and in respect of coverage specified in Section 12(a) hereof, their respective directors, officers, agents, shareholders, subsidiaries and employees), as additional named insureds (the "Additional Insureds") (and the policy shall be promptly amended upon the request of Lessor to add any additional named successors or assigns of Lessor, GECAS, or Owner) as their interests may appear (but without imposing upon the Additional Insureds, any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for, any such policies); (ii) expressly provide that, in respect of the interests of the Additional Insureds, in such policies, the insurance shall not be invalidated by any action or inaction of Lessee, and shall insure the Additional Insureds, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee or any other party other, and provided the Person so protected has not caused, contributed to or knowingly condoned such action or inaction, other than with respect to an Additional Insured in connection with a breach or violation by such Additional Insured; (iii) provide that if there is a cancellation or material adverse alteration of the insurance, such cancellation or alteration shall not be effective as to the Additional Insureds for thirty (30) days (seven
(7) days or such lesser period as from time to time may be applicable in the case of any war risks for allied perils coverage) after issuance to Lessor of written notice by telecopy or overnight courier, by such insurer or insurers of such prospective cancellation or change; (iv) include coverage for the territorial limits of any country (including its airspace) in which the Aircraft operates on a worldwide basis subject to such limitations and exclusions as Lessor may reasonably agree; (v) provide that, as against the Additional Insureds, the insurer waives any rights of set-off, counterclaim or any other deduction (except to the extent set forth in an insurance certificate which shall have been approved by Lessor), whether by attachment or otherwise, and agrees to waive rights of subrogation against the Additional Insureds, provided, however, that such waiver of subrogation need not extend to claims against third parties; (vi) provide that no amount due from the Lessee or any other Person to any insurer or broker shall be deducted from any amount payable to a third party under such insurance policy; (vii) provide that in the event of any damage or loss, whether or not a Casualty Occurrence hereunder, and which results in a payment, such payment shall be payable directly to Lessor or its assignee as loss payees, for the account of all interests; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, payments with respect to property damage loss to the Airframe or Engine not constituting a Casualty Occurrence, or any Part, in any amount not to exceed **Material Redacted** may be paid to Lessee to be applied for the repair or replacement necessitated by such property damage and Lessee shall notify Lessor in writing of any such payments in excess of the Damage Notification Threshold and the nature of the property damage giving rise to such payments; (viii) provide that none of the Additional Insureds shall be liable for any insurance premium; (ix) expressly exclude any fleet aggregate, ground aggregate or any other type of sublimit, limiting coverage to the Aircraft unless (A) Lessee, all other loss payees and all other insureds, other than Lessor, execute and deliver a subordination agreement, in form reasonably acceptable to Lessor, whereby such parties agree to subordinate their rights to the rights of Lessor or (B) Lessee obtains an excess policy of insurance which provides insurance coverage in an amount not less than the Casualty Value of the Aircraft for the express and exclusive benefit of Lessor or (C) any such aggregate or sublimit is set forth in an insurance certificate which shall have been approved by Lessor; and (x) be reinsured outside the Country of Registration with an Approved Insurer in the international reinsurance markets for an amount not less than 97.5% of the insured risk for each type of coverage required to be maintained hereunder and, to the extent of any reinsurance, include a cut-through provision permitting the Additional Insureds to file claims and to obtain payment directly from the reinsurers under the reinsurance policies. Each such policy shall be primary without right of contribution (except to the extent set forth in an insurance certificate which shall have been approved by Lessor), from any other insurance which may be carried by any of the Additional Insureds, and, with respect to liability coverage, shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured, provided that such policies shall not operate to increase the insurer's limit of liability and shall not operate to permit claims recoverable under the hull policy to be recoverable as liability claims.

     Lessee shall have the right to carry insurance in excess of the amounts required hereunder and the proceeds of such excess insurance shall be payable to Lessee; provided, however that no such excess insurance shall prejudice any insurance coverages required to be maintained by Lessee hereunder. Similarly, Lessor shall have the right to carry additional and separate insurance for its own benefit at its own expense, without, however, thereby limiting Lessee's obligations under this Section 12, provided that no such insurance maintained by Lessor shall prejudice any insurance coverage required to be maintained by Lessee hereunder or the recovery by Lessee thereunder.

     (d) Application of Insurance Proceeds for a Casualty Occurrence. It is agreed that insurance payments which arise from any policy of insurance carried by Lessee and received as the result of the occurrence of a Casualty Occurrence shall be applied as follows:

          (i) if such payments are received with respect to a Casualty Occurrence relating to the Airframe and Engines or engines installed on the Airframe, so much of such payments as shall not exceed the amounts due under
Section 11(a) hereof shall be paid to Owner, and the balance to Lessee; and

          (ii) if such payments are received with respect to a Casualty Occurrence relating to an Engine under circumstances contemplated by Section 11(b) hereof, such payment shall be adjusted with Lessee (provided that Lessee has not breached any warranty, declaration or condition contained in the applicable insurance policy) and paid over to Lessee, provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 11(b) hereof.

     (e) Application of Insurance Proceeds for Other than a Casualty Occurrence. Subject to the proviso in Section 12(c)(vi) above, the insurance payments for any property damage loss to the Airframe or any Engine not constituting a Casualty Occurrence, or to any Part, will be applied in payment (or to reimburse Lessor/Lessee) for repairs or replacement property upon Lessor's receipt of evidence reasonably satisfactory to it that repairs or replacement have been effected in accordance with this Agreement.

     (f) Application in Default. Any amount referred to in Section 12(d)(i) or
(ii) of Section 12(e) which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, and not yet applied by Lessee as permitted or required hereunder, shall be delivered by Lessee to Lessor, if at the time of such payment, a Default or an Event of Default shall have occurred and be continuing. In either case, all such amounts shall be held by Lessor as security for the obligations of Lessee, or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be continuing any such Default or Event of Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee.

     (g) Certificates of Insurance. On or before the Delivery Date, and thereafter on each renewal by Lessee of the insurance required hereby, but not less often than annually, Lessee will furnish to Lessor one or more certificates (substantially in the form of Exhibits G and H hereto or such other form to which Lessor shall have agreed) each executed and delivered by an Approved Insurance Broker who is authorized by one or more Approved Insurers, appointed by Lessee, which together shall describe in reasonable detail insurance carried on the Aircraft and confirming the Approved Insurers' agreement to the specified insurance requirements of this Lease. Lessee will cause each such Approved Insurance Broker who is authorized by an Approved Insurer to agree to advise Lessor in writing at least thirty (30) days (seven (7) days or such lesser period as may from time to time be applicable in the case of any war risk and allied perils coverage) prior to the non-renewal, termination or cancellation by the underwriters for any reason (including, without limitation, failure to pay the premium therefor) of any such insurance or as soon as possible in respect of "non-renewal" or automatic termination for war risk.

     Section 13. Indemnification.

     Lessee agrees to indemnify, reimburse and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any attorneys' fees and other reasonable costs and expenses in connection herewith or therewith, including any of the foregoing arising or imposed with or without Lessor's fault or negligence (whether passive or active) or under the doctrine of strict liability (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to or arise in any manner out of, or are in any manner related to (a) the Aircraft or this Lease, or the breach of any representation, warranty or covenant made by Lessee hereunder, or (b) the condition, ownership, manufacture, purchase, delivery, non-delivery, lease, acceptance, rejection, possession, return, disposition or use, or operation of the Aircraft either in the air or on the ground, or (c) any defect in the Aircraft (whether or not discovered or discoverable by Lessee or Lessor) arising from the material or any articles used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft, whether or not the Aircraft is in the possession of Lessee, and regardless of where the Aircraft may then be located, or (d) any transaction, approval, or document contemplated by this Lease or given or entered into in connection herewith; provided, however, that Lessee shall be subrogated to all rights and remedies which any Indemnitee may have against the Manufacturer of the Aircraft and its subcontractors as to any such Claims, but only to the extent that Lessee satisfies its indemnification obligation to such Indemnitee hereunder with respect to such Claims. In the event Lessee is required to indemnify any Indemnitee hereunder, Lessee shall pay to such Indemnitee an amount which, after deduction of all Taxes and like charges required to be paid by such Indemnitee in respect of such payment, is equal to the amount of the indemnification required.

     Lessee shall not be required to indemnify any Indemnitee for any attorneys' fees and expenses incurred by such Indemnitee in seeking indemnification from Lessee and relating to an alleged breach of any representation, warranty or covenant made by Lessee hereunder unless such Indemnitee prevails in the action seeking such indemnification.

     Lessee hereby waives, and releases each Indemnitee from, any Claims (whether existing now or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition, use or operation of the Aircraft, either in the air or on the ground, of which may be caused by any defect in the Aircraft from the material or any article used therein or from the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft regardless of when such defect may be discovered, whether or not the Aircraft is at the time in the possession of Lessee, and regardless of the location of the Aircraft at any such time excluding Claims resulting from the gross negligence or willful misconduct of an Indemnitee.

     The indemnities contained in this Section 13 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

     Notwithstanding the foregoing provisions of this Section 13:

          Lessee shall not be obligated to make any payment by way of indemnity in respect of any Claims against an Indemnitee:

          (i) which result from or arise out of the gross negligence or willful misconduct of such Indemnitee or its Affiliates or out of a breach of such Indemnitee's or its Affiliate's representations, warranties or covenants hereunder or under any documents, agreement or instrument delivered in connection herewith; or

          (ii) in respect to the Aircraft to extent that the same are attributable to acts or events which occur after the Aircraft has been redelivered to Lessor in accordance with Section 16 hereof and is no longer subject to this Lease unless any such act or event shall itself directly result from an act or omission of Lessee which occurred during the Term (provided, however, that to the extent an Indemnitee is indemnified by Lessee for Claims arising from acts or events which occur prior to the Delivery Date, such Indemnitee shall assign to Lessee any rights it may have against other Persons to recover for such Claims); or

          (iii) which represent Taxes which are excluded under Section 10(b);

          (iv) arising from the financing of the Aircraft or the voluntary or involuntary sale, transfer or other disposition (other than in connection with the exercise of an Indemnitee's remedies following an Event of Default or Casualty Occurrence) of the Aircraft or this Lease or any part thereof or interest therein, or the Rent or any interest therein, by any Person other than Lessee;

          (v) which would not have occurred but for the existence of a Lien (other than this Lease or a Lien arising by or through Lessee) which Lessee is not responsible for discharging under this Lease; and

          (vi) which constitute ordinary and usual operating or overhead expenses other than any such expense arising in connection with Lessor's exercise of remedies hereunder following an Event of Default.

     Section 14. Liens.

     LESSEE SHALL NOT DIRECTLY OR INDIRECTLY CREATE, INCUR, ASSUME OR SUFFER TO EXIST ANY LIEN ON OR WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE, TITLE THERETO OR ANY INTEREST THEREIN, EXCEPT (a) THE RESPECTIVE RIGHTS OF LESSOR AND LESSEE AS HEREIN PROVIDED; (b) LESSOR'S LIENS WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE; (c) LIENS FOR TAXES EITHER NOT YET DUE OR BEING CONTESTED IN ACCORDANCE WITH SECTION 10 HEREOF AND SO LONG AS ADEQUATE RESERVES ARE MAINTAINED WITH RESPECT TO SUCH LIENS; AND (d) INCHOATE MATERIALMEN'S, MECHANICS', WORKMEN'S, REPAIRMEN'S, EMPLOYEES' OR OTHER LIKE LIENS ARISING IN THE ORDINARY COURSE OF BUSINESS, WHICH EITHER ARE NOT DELINQUENT OR ARE BEING CONTESTED IN GOOD FAITH BY LESSEE, SO LONG AS THE AIRCRAFT OR SUCH ENGINE IS NOT IN DANGER OF BEING LOST, SOLD, CONFISCATED, FORFEITED OR SEIZED AS A RESULT OF ANY SUCH LIEN. LESSEE SHALL PROMPTLY, AT ITS OWN EXPENSE, TAKE SUCH ACTION AS MAY BE NECESSARY TO DULY DISCHARGE ANY LIEN (EXCEPT FOR THE LIENS REFERRED TO IN CLAUSES (a) AND
(b) OF THIS SECTION 14) IF THE SAME SHALL ARISE AT ANY TIME WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE.

     Section 15. Perfection of Title and Further Assurances.

     If at any time subsequent to the initial recordation of title under this Lease, any filing or recording is reasonably necessary to protect the interests of Owner or Lessor, Lessee, at its own cost and expense and upon request by Lessor, shall cause this Lease, any financing statements with respect hereto, and any and all additional instruments which shall be executed pursuant to the terms hereof, to be kept, filed and recorded and to be reexecuted, refiled and re-recorded in the appropriate office or offices pursuant to applicable Laws, to perfect, protect and preserve the rights and interests of Lessor hereunder and in the Aircraft. At the reasonable request of Lessor, Lessee shall furnish to Lessor an opinion of counsel or other evidence satisfactory to Lessor of each such filing or refiling and recordation or re-recordation.

     Without limiting the foregoing, Lessee shall do or cause to be done, at Lessee's cost and expense, any and all acts and things which may be required under the terms of the Mortgage Convention to perfect and preserve the title of Owner and the interests of Owner and Lessor in the Aircraft within the jurisdiction of any signatory which has ratified the Mortgage Convention if such jurisdiction is in the territory in which Lessee may operate the Aircraft, as Lessor may reasonably request. Lessee shall also do or cause to be done, at its own expense, any and all acts and things which may be required under the terms of any other Law involving any jurisdiction in which Lessee may operate, or any and all acts and things which Lessor may reasonably request, to perfect and preserve Lessor's ownership rights regarding the Aircraft within any such jurisdiction.

     In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further actions as it may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder, including without limitation, if reasonably requested by Lessor at the expense of Lessee, the execution and delivery of supplements or amendments hereto in recordable form, subjecting to this Lease any Replacement Engine and the recording or filing of counterparts thereof, in accordance with the laws of any appropriate jurisdiction.

     Section 16. Return of Aircraft and Records.

     (a) Return. On the Expiration Date, Lessee, at its own expense, shall return the Aircraft to Lessor in the condition specified on Exhibit E hereto at the location specified as "Return Location" set forth on Exhibit C hereto, fully equipped with all required Parts and Engines, duly installed thereon, together with Aircraft Documents and records which are complete and acceptable to the DAC, by delivering the same to Lessor at such location.

     (b) Legal Status Upon Return. Upon the Return Occasion, the Aircraft shall be: (i) free and clear of all Liens, except Lessor's Liens; (ii) duly certified as an airworthy aircraft by the DAC with the current and valid airworthiness certificate installed on the Aircraft; (iii) equipped and in full airworthy condition required to allow the Aircraft to be operated in commercial transportation of passengers under applicable rules and regulations of the DAC and in full compliance with Part 129; (iv) duly registered under the applicable Law of the Country of Registration; (v) in full compliance with the Maintenance Program; (vi) in full compliance with all FAA Airworthiness Directives which by their terms require compliance on or before the ninety (90) days following the Expiration Date; and (vii) in compliance with the requirements of the FAA regulations found at Part 36, Appendix C, Stage 3, noise compliance, without waiver or performance restriction.

     (c) Engines. Lessee may return the Aircraft on the Return Occasion with an engine not owned by Lessor, so long as (i) such engine was not installed on the Aircraft solely for the purpose of reducing the number of hours or cycles (whichever is the more limiting factor) remaining until the next scheduled restriction in accordance with the Maintenance Program under which the Engines are maintained; (ii) such engine conforms to the requirements set forth in
Section 11(b) hereof with respect to a Replacement Engine without regard to flight hours or cycles remaining on LLPs or time since heavy maintenance, except Lessor may in its discretion choose among the engines presented by Lessee as candidates for substitution; (iii) such engine shall conform to the return condition requirements set forth in Section 16(f) hereof; and (iv) Lessee, at its own expense and concurrently with such delivery, furnishes Lessor with a bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such engine and with evidence that Lessee is transferring full and unencumbered title to such engine (including, if requested, an opinion of Lessee's counsel to the effect of the opinion required by Section 11(b)(iv) hereof) and takes such other action as Lessor may reasonably request in order that title to such engine shall be duly and fully vested in Owner. Lessee's obligation to comply with the terms of this Section 16(c) shall be conditioned on Lessor's transferring, or causing to be transferred, to Lessee title to any Engine not installed on the Aircraft at the Return Occasion, without any representation, warranty or recourse of any kind whatsoever, express or implied, except a warranty that such Engine is free and clear of Liens, other than Liens which Lessee is required to discharge hereunder, or defects in title resulting from acts of Owner or Lessor.

     (d) Records. Upon the Return Occasion, Lessee shall deliver to Lessor all logs, manuals, and data and inspection, modification and overhaul records which are required to be maintained with respect to the Aircraft and Engines under the Maintenance Program and in accordance with applicable rules and regulations of the DAC. Lessee shall deliver to Lessor a copy of such portions of Lessee's Maintenance Program as are necessary to enable the subsequent operator of the Aircraft to bridge the maintenance of the Aircraft to its own maintenance program; provided, that Lessor agrees to maintain such information in strict confidence and to use such information only for the foregoing purpose, and, prior to providing such information to any other Person, Lessor shall obtain a written agreement to the same effect from such other Person in form and substance reasonably satisfactory to Lessee. All such documents shall have been maintained in English, or be accompanied by a certified English translation.

     (e) Service Bulletin and Modification Kits. At or upon the return of the Aircraft pursuant to this Section 16, Lessee shall deliver to Lessor, at no cost to Lessor, all service bulletin kits furnished without charge by a manufacturer for installation on the Aircraft which have not been so installed together with appropriate instructions for installation. In the event such uninstalled kits were purchased or manufactured by Lessee for the Aircraft, then Lessor shall have a right to purchase such kits at Lessee's cost for a period of ninety (90) days after return.

     (f) Condition of Aircraft. Upon the Return Occasion applicable to the Aircraft, Lessee shall return the Aircraft to Lessor in such condition that the Aircraft shall comply with all of the conditions set forth on Exhibit E hereto.

     (g) Final Inspection. Upon the Return Occasion, Lessee shall make the Aircraft available to Lessor at Lessee's principal maintenance base or at the location at which the "C" check referred to below is being performed for detailed inspection, at Lessee's expense (provided, that Lessee shall not bear any costs or expenses associated with Lessor's representatives), in order to verify that the condition of the Aircraft complies with the requirements set forth above (such inspection being hereinafter referred to as the "Final Inspection"). The Final Inspection shall be conducted concurrently with the "C" Check to be performed immediately prior to the Return Occasion. Lessee shall give Lessor not less than ten (10) days prior written notice of the commencement date of such "C" Check. The period allowed for the Final Inspection shall have such duration as to permit Lessor to verify Lessee's satisfaction of the requirements of Exhibit E and shall continue on consecutive days until all activity required above to be conducted during the Final Inspection has been concluded; provided, however, that Lessor shall use its best efforts to complete the Final Inspection contemporaneously with the completion of such "C" Check. To the extent that any portion of the Final Inspection extends beyond the Expiration Date, the Term shall be deemed to have been automatically extended, and the obligation to pay Rent hereunder continued on a daily basis until the Final Inspection shall have been concluded, provided that such Rent shall be payable only if (i) Lessor provided on a timely basis sufficient personnel to complete the Final Inspection in a timely manner and (ii) the cause of such extension is not directly attributable to Lessor or its personnel. All storage expenses attributable to any extension of the Term pursuant to the preceding sentence shall be payable by Lessee.

     (h) Aircraft Documentation. In order to enable Lessor to prepare for the Final Inspection of the Aircraft pursuant to Section 16(g) above, Lessee agrees to make available to Lessor at Lessee's principal maintenance base not later than ten (10) days prior to the commencement of such Final Inspection, the Aircraft Documents listed on Exhibit B hereto, together with such other documentation regarding the condition, use, maintenance, operation and history of the Aircraft during Lessee's possession as Lessor may reasonably request.

     (i) Corrections and Subsequent Corrections. In the event that the Aircraft or any Engine fails upon the Return Occasion to conform to any return condition requirement imposed by this Lease and particularly Section 16(f) and (Exhibit
E), Lessor may, without prejudice to the right of Lessee to claim that the Aircraft did comply with such return condition requirement, (i) continue the Lease in effect in the manner provided for in Section 16(g) above with regard to automatic extension until such time as the Aircraft is brought up to the condition required by Section 16(f) above or (ii) accept the return of the Aircraft and thereafter have any such nonconformance corrected, at such time as Lessor may deem appropriate but not to occur later than ninety (90) days following the return of the Aircraft, at commercial rates then charged by the Person selected by Lessor to perform such correction. Any direct expense incurred by Lessor for such correction shall become Supplemental Rent payable by Lessee within thirty (30) days following the submission of a written statement by Lessor to Lessee, identifying the items corrected and setting forth the expense of such correction. Lessee's obligations to pay such Supplemental Rent shall survive the passage of the Expiration Date or other termination of this Lease.

     (j) Additional Maintenance, Repair or Overhaul. Upon the Return Occasion and upon written request of Lessor made at least fifteen (15) days prior to the Expiration Date, Lessee shall (subject to the availability to Lessee of facilities and manpower) store and insure the Aircraft for a period of up to forty-five (45) days, and perform such additional maintenance, repair, or overhaul of the Aircraft as is requested by Lessor in the same manner and with the same care as used for similar aircraft and engines owned by Lessee, provided that Lessor shall reimburse Lessee for its documented costs, at Lessee's standard contract rate, for such storage, maintenance, repair, or overhaul. Lessor shall reimburse Lessee for its actual cost of insurance in connection with maintaining the Aircraft under Lessee's insurance coverage during the storage period. Such additional maintenance, repair or overhaul shall not extend this Lease. Maintenance requested by Lessor other than that specifically required by the terms of this Lease shall be performed by Lessee and paid for by Lessor at Lessee's standard contract rate for such maintenance as agreed to by Lessor.

     (k) Functional Check Flight. Immediately prior to the expiration of the Term, a qualified pilot and not more than two (2) technical representatives selected by Lessor, in conjunction with Lessee's flight crew, will accomplish a functional check flight of not more than two (2) hour's durations in accordance with Lessee's procedures and at Lessee's expense to demonstrate the airworthiness of the Aircraft and proper functioning of all systems and components; provided, Lessor shall be responsible for the charges of Lessor's technical representatives. At all times during such functional check flight Lessee's flight crew shall be in command of the Aircraft. Any discrepancy or malfunction detected of an airworthiness or operational nature by normal airline standards shall be corrected at Lessee's expense. To the extent possible, the functional check flight shall be combined with the return of the Aircraft under
Section 16(a).

     (l) Technical Acceptance at Return. Provided that Lessor is reasonably satisfied that all of the conditions for return of the Aircraft set forth in this Lease have been satisfied (either through performance or through the payment of the amounts in lieu thereof specified in Exhibit E hereto), Lessor shall execute and deliver a Technical Acceptance Receipt substantially in the form annexed hereto as Exhibit H with appropriate changes to reflect the circumstances of redelivery of the Aircraft.

     (m) Maintenance Payments at Redelivery. On the Return Occasion, Lessee shall make Maintenance Payments to Lessor pursuant to Paragraph 5 of Exhibit C, by wire transfer in immediately available funds to the account specified as the Payment Location in Exhibit C.

     (n) Excusable Delay. Lessee shall not have to pay Rent for any period after the end of the Term during which Lessee did not return the Aircraft to Lessor due to an Excusable Delay.

     Section 17. Events of Default

     Any one or more of the following occurrences or events shall constitute an Event of Default:

     (a) Lessee shall fail to make any payment of Rent to Lessor when due, in full and in the manner and at the place required under this Lease and such payment shall be overdue for a period of **Material Redacted** Business Days following written notice from Lessor;

     (b) Lessee shall fail to obtain and maintain any insurance required under the provisions of Section 12 hereof; or shall operate the Aircraft outside of the scope of the insurance coverage maintained with respect to the Aircraft;

     (c) Any representation or warranty made by Lessee herein or in any document or certificate furnished Lessor in connection herewith or therewith or pursuant hereto is incorrect at the time given in any material respect and, if capable of being cured, shall not have been remedied within **Material Redacted** days after notice thereof is given by Lessor to Lessee;

     (d) Lessee shall fail to timely comply with the provisions of Section 20(i) hereof;

     (e) Lessee shall fail to timely comply with its obligation under Section 3 hereof to accept delivery of the Aircraft when tendered by Lessor meeting the delivery conditions set forth in Exhibit A and such failure is not cured within **Material Redacted** Business Days;

     (f) Lessee shall fail to timely comply with its obligations pursuant to
Section 14 hereof and such failure shall continue for a period of **Material Redacted** days after written notice thereof is given by Lessor to Lessee;

     (g) Lessee shall make or permit any unauthorized assignment or transfer of this Lease, or any interest therein, or of the right to possession of the Aircraft, the Airframe, or any Engine;

     (h) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it pursuant to this Lease and such failure shall continue for a period of **Material Redacted** days after written notice thereof is given by Lessor to Lessee (provided, however, that if such failure relates to a covenant, condition or agreement which is not material (as determined by Lessor in its reasonable discretion) and such failure results from circumstances beyond Lessee's reasonable control and Lessee demonstrates to the reasonable satisfaction of Lessor that Lessee is diligently taking all commercially reasonable actions necessary to remedy such failure, such failure shall not constitute an Event of Default hereunder for as long as such failure remains not material (as determined by Lessor in its reasonable discretion) and outside of the control of Lessee and Lessee is so acting to remedy such failure);

     (i) **Material Redacted**;

     (j) Lessee consents to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee admits in writing its inability to pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relief under the provisions of any bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors;

     (k) An order, judgment or decree is entered by any court, with or without the consent of Lessee, appointing a receiver, trustee or liquidator for Lessee or of all or any substantial part of its property, or all or any substantial part of the property of Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of forty-five (45) days after the date of entry thereof;

     (l) A petition against Lessee in a proceeding under the bankruptcy, insolvency or other similar Laws (as now or hereafter in effect) of any Governmental Entity is filed and is not withdrawn or dismissed within **Material Redacted** days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or of all or any substantial part of its property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of **Material Redacted** days;

     (m) A final judgment for the payment of money not covered by insurance in excess of **Material Redacted**, or final judgments for the payment of money not covered by insurance in excess of **Material Redacted** in the aggregate, shall be rendered against Lessee and the same shall remain undischarged for a period of **Material Redacted** days during which execution thereof shall not be effectively stayed by agreement of the parties involved, stayed by court order or adequately bonded or attachments or other Liens, except for security interests;

     (n) Attachments or other Liens shall be issued or entered against substantially all of the property of Lessee and shall remain undischarged or unbonded for **Material Redacted** days except for security interests created in connection with monies borrowed or obligations agreed to by Lessee in the ordinary course of its business;

     (o) Lessee shall default in the payment of any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent or hire under any lease of aircraft which has a principal amount of **Material Redacted** or more (determined in the case of borrowed money by the amount outstanding under the agreement pursuant to which such borrowed money was borrowed, in the case of a deferred purchase price by the remaining balance and in the case of a lease by the present discounted value of the remaining rent or hire payable thereunder (ignoring any fair market renewal)) when the same becomes due and after giving effect to any applicable grace period, if such nonpayment results in the acceleration of any such indebtedness or any lessor shall have demanded the payment of any liquidated damages or similar amount or has exercised its rights to repossession of such property; or Lessee shall default in the performance of any other term, agreement or condition contained in any material agreement or instrument under or by which any such obligation is created, evidenced or secured, if the effect of such default is to cause such obligation to become due prior to its stated maturity;

     (p) Lessee voluntarily suspends all or substantially all of its operations or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee shall be revoked, canceled or otherwise terminated or the free and continued use and exercise thereof curtailed or prevented, and as a result of any of the foregoing the preponderant business activity of Lessee shall cease to be that of a commercial airline; or

     (q) Without the prior written consent of Lessor, the Letter of Credit shall have been canceled, revoked or otherwise terminated prior to its original termination date or amended, modified, altered or replaced or there shall, for any reason, cease to be a letter of credit or letters of credit, as applicable, with terms and conditions and in the amount required hereunder in full force and effect at any time during the Term.

     Lessee hereby acknowledges that the occurrence of any one of the foregoing Events of Default would represent a material default in the performance of its obligations under this Lease.

     Section 18. Remedies.

     Upon the occurrence of any Event of Default and any time thereafter so long as the same shall be continuing, Lessor may, at its option and without notice to Lessee, exercise one or more of the following remedies as Lessor in its sole discretion shall elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of, applicable Law then in effect; provided that, upon the occurrence of any Event of Default specified in paragraphs (j), (k) or (l) of Section 17, the Lessor shall be entitled automatically, as of the day prior to such occurrence, to exercise any of the following remedies without making demand or giving notice or the taking of any other action:

     (a) Demand that Lessee, and Lessee shall upon the written demand of Lessor and at Lessee's expense, immediately return the Aircraft to Lessor in the manner specified in such notice, in which event such return shall not be delayed for purposes of complying with the return conditions specified in Section 16 hereof (none of which conditions shall be deemed to affect Lessor's possession of the Aircraft) or delay for any other reason. Notwithstanding the foregoing, at Lessor's option Lessee shall be required thereafter to take such actions as would be required by the provisions of this Lease if the Aircraft were being returned at the end of the Term hereof and Lessor agrees to cooperate with Lessee's required actions. In addition, Lessor, at its option and to the extent permitted by applicable Law, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and, at Lessor's sole option, remove the same (and/or any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the owner, lessor or secured party thereof) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, or otherwise, caused by such entry or taking, except damages caused by gross negligence or willful misconduct.

     (b) Sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Aircraft as Lessor in its sole discretion may determine, all free and clear of any rights to Lessee.

     (c) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) of this
Section 18, Lessor, by thirty (30) days written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Basic Rent due for the period commencing after the date specified for payment in such notice), any unpaid Rent for the Aircraft (prorated in the case of Basic Rent on a daily basis) to and including the payment date specified in such notice, plus the amount, if any, by which the aggregate Basic Rent for the remainder of the Term, discounted periodically (equal to installment frequency) to present worth at the interest rate of four percent (4%) per annum, exceeds the fair market rental value (determined pursuant to the Appraisal Procedure) of the Aircraft for the remainder of the Term, after discounting such fair market rental value periodically (equal to installment frequency) to present worth as of the payment date specified in such notice at the interest rate of four percent (4%) per annum.

     (d) In the event that Lessor, pursuant to Section 18(b) above, shall have relet the Aircraft under a lease which extends at least to the date upon which the Term for the Aircraft would have expired but for Lessee's default, Lessor, in lieu of exercising its rights under Section 18(c) above with respect to the Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay Lessor, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due after the time of reletting) any unpaid Rent for the Aircraft due up to the date of reletting, plus the amount, if any, by which the aggregate Basic Rent for the Aircraft, which would otherwise have become due over the Term, discounted periodically (equal to installment frequency) to present worth and of the date of reletting at the interest rate of four percent (4%) per annum, exceeds the aggregate basic rental payments to become due under the reletting from the date of such reletting to the date upon which the Term for the Aircraft would have expired but for Lessee's default, discounted periodically (equal to installment frequency) to present worth as of the date of the reletting at the interest rate of four percent (4%) per annum.

     (e) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof and to rescind this Lease.

     (f) Terminate this Lease by written notice (which notice shall be effective upon dispatch) and repossess the Aircraft.

     (g) Draw upon all amounts under the Security Letter of Credit, Security Deposit, Supplemental Rent, and other supplemental rent, security deposits or letters of credit held by Lessor or Lessor's Affiliates under any of the Related Leases and apply such amounts to amounts owing to Lessor hereunder.

     In addition to the foregoing, Lessee shall be liable for any and all unpaid Rent, together with interest on such unpaid amounts at the Interest Rate, until satisfaction of all of Lessee's obligations to Lessor hereunder and for all reasonable legal fees and other reasonable costs and expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of
Section 16 hereof or in placing the Aircraft in the condition and with airworthiness certification as required by such Section.

     In effecting any repossession, Lessor and its representatives and agents, to the extent permitted by law, shall: (i) have the right to enter upon any premises where it reasonably believes the Aircraft, the Airframe, an Engine or Part to be located; (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or Part which is repossessed; provided, however, that Lessor shall return to Lessee all personal property of Lessee, its passengers or other Persons (such as lessors) which were on the Aircraft at the time Lessor re-takes possession of the Aircraft; (iii) not be liable or responsible, in any manner, for any inadvertent damage or injury to any of Lessee's property in repossessing and holding the Aircraft, the Airframe, an Engine or Part, except for that caused by or in connection with Lessor's gross negligence or willful acts; (iv) have the right to maintain possession of and dispose of the Aircraft, the Airframe, an Engine or Part on any premises owned by Lessee or under Lessee's control; and (v) have the right to obtain a key to any premises at which the Aircraft, the Airframe, an Engine or Part, may be located from the landlord or owner thereof.

     If reasonably required by Lessor, Lessee, at its sole expense, shall assemble and make the Aircraft, the Airframe, an Engine or Part available at a place designated by Lessor in accordance with Section 16 hereof. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, an Engine or Part, any rights in any warranty (express or implied) heretofore assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Lessee shall be liable to Lessor for all reasonable expenses, disbursements, costs and fees incurred in (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof and (ii) preparing the Aircraft, the Airframe, an Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or Part and selling or releasing the Aircraft, the Airframe, an Engine or Part. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor considers advisable to repair and restore the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof, all at Lessee's sole expense.

     At any public sale of the Aircraft, the Airframe, an Engine or Part pursuant to this Section, Lessor may bid for and purchase such property and Lessee agrees that the amounts paid therefor shall be used in the computation contemplated herein.

     No remedy referred to in this Section 18 is intended to be exclusive, but, to the extent permissible hereunder or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. Lessor acknowledges a duty under New York law to mitigate damages resulting from any Default or Event of Default on the part of Lessee.

     Section 19. Alienation.

     LESSOR SHALL HAVE THE RIGHT AT ITS SOLE COST AND EXPENSE TO ASSIGN, SELL OR ENCUMBER ANY INTEREST OF LESSOR IN THE AIRCRAFT OR THIS LEASE AND/OR THE PROCEEDS HEREOF SUBJECT TO THE RIGHTS OF LESSEE UNDER THE PROVISIONS OF THIS LEASE. NO ASSIGNMENT, SALE OR OTHER TRANSFER OF LESSOR'S INTEREST OR CREATION OF ANY LIEN SHALL DIMINISH OR ADVERSELY AFFECT LESSEE'S RIGHTS HEREUNDER OR INCREASE LESSEE'S DUTIES OR THE LIABILITIES OF LESSEE IN RESPECT OF ANY TAX OR UNDER ANY OF ITS INDEMNIFICATION OBLIGATIONS, OR CAUSE LESSEE TO INCUR ANY OBLIGATIONS, COST OR EXPENSE IN EXCESS OF THOSE FOR WHICH IT WOULD HAVE BEEN RESPONSIBLE IN THE ABSENCE OF SUCH ASSIGNMENT, SALE OR TRANSFER. LESSOR AGREES TO OBTAIN THE WRITTEN ACKNOWLEDGMENT OF ANY ASSIGNEE TO LESSEE'S RIGHT TO QUIET ENJOYMENT AS DESCRIBED IN SECTION 20(f). TO EFFECT OR FACILITATE ANY SUCH ASSIGNMENT, SALE OR ENCUMBRANCE, LESSEE AGREES TO PROVIDE, AT LESSOR'S SOLE COST AND EXPENSE, SUCH AGREEMENTS, CONSENTS, CONVEYANCES OR DOCUMENTS AS MAY BE REASONABLY REQUESTED BY LESSOR, WHICH SHALL INCLUDE, WITHOUT LIMITATION, PROVIDED THAT LESSEE CONSENTS TO SUCH A RELEASE, AN UNRESTRICTED RELEASE OF LESSOR FROM ITS OBLIGATIONS UNDER THIS LEASE. LESSEE SHALL NOT UNREASONABLY WITHHOLD ITS CONSENT TO SUCH A RELEASE, AND LESSEE SHALL IN ANY EVENT BE REQUIRED TO SO CONSENT IF LESSOR PROVIDES ADEQUATE ASSURANCE OF PERFORMANCE OF LESSOR'S OBLIGATIONS HEREUNDER BY AN ASSIGNEE. LESSOR SHALL ALSO REIMBURSE LESSEE FOR ANY FEES, EXPENSES OR OTHER COSTS ASSOCIATED WITH ANY FILINGS AND REGISTRATIONS IN THE COUNTRY OF REGISTRATION OR OTHER JURISDICTIONS THAT ARE REQUIRED TO BE MADE IN CONNECTION WITH ANY SUCH SALE, ASSIGNMENT OR OTHER TRANSFER OR THE PERFECTION AND MAINTENANCE OF ANY SUCH LIEN. LESSEE HEREBY AGREES THAT IT WILL NOT ASSERT AGAINST AN ASSIGNEE ANY CLAIM OR DEFENSE WHICH IT MAY HAVE AGAINST LESSOR. THE AGREEMENTS, COVENANTS, OBLIGATIONS, AND LIABILITIES CONTAINED HEREIN INCLUDING, BUT NOT LIMITED TO, ALL OBLIGATIONS TO PAY RENT AND INDEMNIFY EACH INDEMNITEE ARE MADE FOR THE BENEFIT OF EACH INDEMNITEE AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

     Section 20. Miscellaneous.

     (a) Severability and Construction. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, Lessee hereby waives any provisions of Law which render any provisions hereof prohibited or unenforceable in any respect. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or any Engine or Part except as a lessee only. The headings in this Lease are for convenience of reference only and shall not define or limit any of the terms of provisions hereof. Whenever required by the context hereof, the singular shall include the plural and vice versa. Reference to this Lease shall mean this Lease as amended or supplemented from time to time.

     (b) Governing Law; Jurisdiction. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES) EXECPT FOR THE PROVISIONS OF SECTION 7-101 OF THE NEW YORK GENERAL OBLIGATIONS LAW (WHICH PROVISIONS THE PARTIES HAVE AGREED FOR AVOIDANCE OF DOUBT ARE INAPPLICABLE TO THIS TRANSACTION) AND EXCEPT FOR MATTERS GOVERNED BY THE FEDERAL LAWS OF THE UNITED STATES. LESSEE AND LESSOR HEREBY IRREVOCABLY CONSENT THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT OR ANY OF ITS ASSETS WITH RESPECT TO THE LEASE MAY BE BROUGHT IN ANY JURISDICTION WHERE LESSEE OR LESSOR OR ANY OF ITS ASSETS MAY BE FOUND, OR IN ANY COURT OF THE STATE OF NEW YORK OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK, NEW YORK, AS LESSOR MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS LEASE LESSEE AND LESSOR HEREBY IRREVOCABLY SUBMIT TO AND ACCEPT WITH REGARD TO ANY SUCH ACTION OR PROCEEDINGS, FOR ITSELF AND IN RESPECT OF ITS ASSETS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. LESSEE AND LESSOR HEREBY AGREE THAT IN THE EVENT THAT ANY JUDICIAL PROCEEDINGS ARE BROUGHT IN THE COUNTRY OF REGISTRATION, NEITHER OWNER NOR THE LESSOR SHALL BE REQUIRED TO POST ANY SECURITY IN ORDER FOR THE LESSOR TO TAKE POSSESSION OF THE AIRCRAFT IN ACCORDANCE WITH THE TERMS OF THIS LEASE. LESSEE AND LESSOR FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED AIRMAIL, POSTAGE PREPAID, TO LESSEE OR LESSOR AT ITS ADDRESS SET FORTH ON EXHIBIT C HERETO. THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHTS OF LESSOR OR LESSEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY JURISDICTION. LESSEE AND LESSOR FURTHER AGREE THAT FINAL JUDGMENT AGAINST LESSEE OR LESSOR IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS LEASE SHALL BE

CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF LESSEE'S OR LESSOR'S INDEBTEDNESS. LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH LESSEE OR LESSOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE BROUGHT IN THE STATE OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          The foregoing notwithstanding, the parties agree that they shall endeavor during a period of ten (10) Business Days to settle all disputes which may arise from the application or interpretation of this Lease through direct bilateral talks in the spirit of mutual understanding.

     (c) Notices. All notices required under the terms and provisions hereof shall be in writing, shall be sent to Lessor or Lessee at their respective addresses set forth on Exhibit C hereto (or such other addresses as the parties may designate from time to time in writing) and, except as otherwise provided herein, such notice shall become effective upon the earlier of actual receipt or the fifth day following the date such notice is sent.

     (d) Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any covenant, agreement or obligation contained herein, Lessor shall have the right but not the obligation to make such payment or conform or comply with such agreement, covenant or obligation, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance thereof or compliance therewith, together with interest thereon at the Interest Rate, shall be payable by Lessee to Lessor (as Supplemental Rent) upon demand. Lessor agrees to notify Lessee in writing prior to making any payment under this Section 20(d), unless the Aircraft will be in danger of loss, sale, confiscation, forfeiture or seizure should such payment not be made. The taking of any such action by Lessor pursuant to this Subsection 20(d) shall not constitute a waiver or release of any obligation of Lessee under the Lease, nor a waiver of any Event of Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor of any remedy or right available to Lessor under or in relation to this Lease.

     (e) Counterparts. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the counterpart which has been marked "Original" on the signature page thereof.

     (f) Quiet Enjoyment. Lessor covenants that so long as an Event of Default shall not have occurred and be continuing, Lessee shall quietly enjoy the Aircraft and all rents, revenues, profits and income thereto, without interference by Owner, Lessor, or by any Person lawfully claiming by or through Owner or Lessor; provided, however, that the proper exercise by Lessor of its rights under or in connection with this Agreement will not constitute such an interference. The foregoing covenant is in lieu of any quiet enjoyment covenant of Lessor which may be available to Lessee under
Section 2A-211(i) of the New York Uniform Commercial Code or as may otherwise be implied under applicable Law.

     (g) Brokers. Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any Person (other than fees payable by Lessor and Lessee to their respective legal advisers or compensation payable by Lessor to GECAS for the portfolio management services performed on behalf of Lessor). Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of the representation and warranty given hereby.

     (h) Payments in U.S. Dollars. All amounts to be paid hereunder shall be paid in Dollars, in immediately available funds, and all letters of credit delivered hereunder shall provide for payment in Dollars. Lessee acknowledges that the specification of Dollars in this transaction is of the essence and that Dollars shall be the currency of account in any and all events. The obligations of Lessee hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to the account specified in Exhibit C under the heading, "Payment Location" under normal banking procedures does not yield the amount of Dollars owing to Lessor. In the event that any payment by Lessee, whether pursuant to judgment or otherwise, upon conversion does not yield such amount of Dollars, Lessor shall have a separate cause of action against Lessee for the additional amount necessary to yield the amount of Dollars due and owing to Lessor.

     (i) Security Letter of Credit. Subject to the provisions of Section 20(j) below, on the dates of execution and delivery of this Lease, Lessee shall deliver, or shall have delivered, to Lessor, unconditional and irrevocable Letters of Credit, in the amounts specified in Exhibit C hereto under the heading "Deposit". The Letters of Credit are also herein referred to as the "Security Letter of Credit". The Letters of Credit shall remain in full force and effect during a period commencing on the date of delivery of the Letter of Credit and ending on the Required LC Expiry Date. If Lessee fails to pay Rent hereunder or to pay any other sums due or to perform any of the other terms and provisions of this Lease or any document delivered pursuant hereto or is otherwise in Default hereunder, in addition to all other rights Lessor may have under law or hereunder, Lessor may draw upon all or a portion of the amounts of the Security Letters of Credit and may use, apply or retain all or any portion of the funds paid pursuant to the Security Letters of Credit in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of a Default by Lessee, or to apply toward losses or expenses Lessor may suffer or incur as a result of Lessee's Default hereunder. If Lessor draws upon all or any portion of the Security Letters of Credit, such application shall not be deemed a cure of any Default, and within ten (10) days after written demand therefor, Lessee shall cause each of the

Security Letters of Credit to be reinstated to the original amounts thereof or cause replacement Letters of Credit to be issued in the original amounts of the Security Letters of Credit and the failure of Lessee to do so shall be a material breach of this Lease by Lessee.

     (j) Security Deposit. In the event that any portion of the Security Letters of Credit pursuant to the terms of Section 20(i) above are posted in cash on or after the Delivery Date, such cash Security Deposit shall be non-refundable during the term of the Lease, unless and until such time as Lessee provides Lessor a Security Letter of Credit in the amount of such cash Security Deposit. If Lessee fails to pay Rent hereunder or to pay any other sums due or to perform any of the other terms and provisions of this Lease or any document delivered pursuant hereto or is otherwise in Default hereunder, in addition to all other rights Lessor may have under law or under this Lease, Lessor may draw upon all or a portion of the amount of the cash Security Deposit and may use, apply or retain all or any portion of the funds drawn in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of a Default by Lessee, or to apply toward losses or expenses Lessor may suffer or incur as a result of Lessee's Default under this Lease. If Lessor draws upon all or any portion of the cash Security Deposit, such application shall not be deemed a cure of any default, and within five (5) days after written demand therefor, Lessee shall cause such Security Deposit to be reinstated to the original amount thereof and the failure to do so shall be a material breach of this Lease by Lessee. Provided Lessee is not then in default of its obligations under this Lease, such Security Deposit shall be returned to Lessee upon termination of this Lease.

     (k) Transaction Costs. Lessor and Lessee shall each be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Lease and any other documents or instruments delivered in connection herewith and the transactions contemplated hereby except as otherwise expressly set forth herein. However, Lessee shall be responsible for all costs associated with perfecting the lease in the Country of Registration (and such other filings as may be required pursuant to Section 15 hereof), including (but not limited to) the provision of legal advice and opinions (excluding the fees and expenses of Lessor's Panamanian or other local counsel for the initial perfection of the Lease), stamp duties, translations and registrations, whether required by Lessor or Lessee. Lessee shall also be responsible for all reasonable costs incurred by Lessor in connection with the enforcement or preservation of Lessor's (and Owner's) rights under the Lease (including the fees and expenses of Lessor' Panamanian or other outside local counsel), other than registration of mortgages or liens on the Aircraft initiated by Owner or Lessor.

     (l) Time is of the Essence. The time stipulated in this Agreement (without prejudice to any grace periods specified in Section 17) for all payments payable by Lessee and Lessor and the prompt, punctual performance of Lessee's or Lessor's other obligations under this Agreement are of the essence of this Agreement.

     (m) Disclaimer of Consequential Damages. LESSEE AND LESSOR EACH AGREE THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, CONSEQUENTIAL DAMAGES AS SUCH TERM IS DEFINED IN SECTION 2-A-520 OF THE NEW YORK UNIFORM COMMERCIAL CODE AS A RESULT OF ANY BREACH OR ALLEGED BREACH OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY IT CONTAINED IN THIS LEASE.

     (n) Agent for Service of Process. Without prejudice to any other mode of service, Lessee:

     (i) appoints Greenberg, Traurig, et al. 200 Park Avenue, New York, New York 10019 as its agent for service of process relating to any proceedings before the New York courts in connection with this Lease and agrees to maintain the process agent in New York notified to Lessor;

     (ii) agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned; and

     (iii) consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee's agent at the address identified in clause (i) above or by prepaid mailing by air mail, certified or registered mail of a copy of the process to Lessee at the address set forth in Exhibit C of this Lease.

     (o) Entire Agreement; Modification or Revision. This Lease, which shall be deemed to include Lease Supplement No. 1 when signed and delivered by Lessor and Lessee, and Letter Agreement No. 1 are intended to be a complete and exclusive statement of the terms of the agreement of the parties hereto, and this Lease and Letter Agreement No. 1 supersede any prior or contemporaneous agreements, whether oral or in writing. Neither this Lease, Letter Agreement No. 1, nor any term of this Lease or Letter Agreement No. 1 may be modified, rescinded, changed, waived, discharged or terminated except by a writing signed by the party to be charged. Lessor and Lessee acknowledge their agreement to the provision of this Section 20(o) by their initials below.

                                    EXHIBIT A
                                       to
                            Aircraft Lease Agreement

                      SCHEDULE AND DESCRIPTION OF AIRCRAFT

                                  Model and     Manufacturer's
Item       Manufacturer         Configuration    Serial Number
----       ------------------   -------------   --------------
Aircraft   The Boeing Company      737-700           30049

Engine*    CFM                     56-7B24        [_________]

Engine*    CFM                     56-7B24        [_________]

* Each of such Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower.

The serial numbers stated under "Aircraft" and "Engines" above, if any are shown, are those advised to Lessor by the Manufacturer as at the date of this Agreement. If the Manufacturer advises of any change to any serial number, the new number will be deemed inserted under "Serial Number" under "Aircraft" and "Engines" above, as the case may be, above.

                         DELIVERY CONDITION REQUIREMENTS

On Delivery, the Aircraft shall be as described above and shall be new, ex factory and painted in Lessee's livery. The Aircraft will be in the condition required for delivery pursuant to the Purchase Agreement between the Manufacturer and Lessor and the Aircraft Specification D6-38808-34, Revision A - July 16, 1998, except as amended by change orders initiated by Lessor thereunder, prior to the date of this Lease (which change orders have been delivered to Lessee prior to the date hereof), or change orders initiated by Lessor with the consent of Lessee under the terms thereof after the date of this Lease, which change orders shall have been delivered to Lessee prior to the Delivery Date, and except as further amended by change orders or otherwise pursuant to Letter Agreement No. 1 between Lessor and Lessee so that the Aircraft also conforms to the technical specification and interior configuration for new Boeing 737-700 Aircraft being delivered to Continental.

                                    EXHIBIT B
                                       to
                            Aircraft Lease Agreement

                               AIRCRAFT DOCUMENTS

A.   CERTIFICATES

     1.   Certificate of Airworthiness (original and one paper copy)

B.   AIRCRAFT DOCUMENTS AND RECORDS

     At delivery of the Aircraft the Manufacturer will furnish (or Lessor will furnish, if previously received from Manufacturer) to Lessee such Aircraft and Engine Records as is normally and customarily furnished by the Manufacturer pursuant to the Purchase Agreement between the Manufacturer and Lessor and the Aircraft Specification D6-38808-34, Revision A - July 16, 1998, except as amended by change orders initiated by Lessor thereunder, prior to the date of this Lease (which change orders have been delivered to Lessee prior to the date hereof), or change orders initiated by Lessor with the consent of Lessee under the terms thereof after the date of this Lease, which change orders shall have been delivered to Lessee prior to the Delivery Date, and except as further amended by change orders or otherwise pursuant to Letter Agreement No. 1 between Lessor and Lessee so that the Aircraft also conforms to the technical specification and interior configuration for new Boeing 737-700 Aircraft being delivered to Continental.

                                    EXHIBIT C
                                       to
                            Aircraft Lease Agreement

                             CERTAIN FINANCIAL TERMS

1.   CONFIDENTIALITY

Lessor and Lessee understand that the commercial and financial information contained in this Exhibit C to this Lease Agreement are considered by Lessor and Lessee as proprietary and confidential. Lessor and Lessee each hereby agree, and any of their assignees, upon becoming such shall agree that it will treat this Exhibit C as proprietary and confidential and will not, without the prior written consent of the other, disclose or cause to be disclosed, the terms hereof or thereof to any Person, except to its employees, counsel, underwriters and auditors as necessary or appropriate for the leasing transaction which is the subject hereof, or except (a) as may be required by applicable Law or pursuant to an order, or a valid and binding request, issued by any court or other government entity having jurisdiction over Lessor, Lessee or the assignee of either of them, as the case may be, or (b) as necessary to enable Lessor or its assignee to make transfers, assignments or other dispositions to potential transferees, assignees or participants of its interest in and to the Agreement.

2.   DEFINITIONS OF CERTAIN TERMS

ACCEPTANCE LOCATION: Seattle, Washington, or such other location as Lessor and Lessee may mutually agree.

BASIC RENT: The Basic Rent payable during the Basic Term shall be payable in sixty (60) consecutive monthly installments, in advance on each Basic Rent Payment Date, with each such installment equal to: (a) **Material Redacted** for the first twenty four monthly installments, (b) **Material Redacted** for the next twenty-four monthly installments, and **Material Redacted** for the last twenty four monthly installments,.

BASIC RENT PAYMENT DATE: On the first day of the calendar month immediately succeeding the Delivery Date (or on the Delivery Date if delivery occurs on the first day of the calendar month) and on the first day of each succeeding month to and including the Last Basic Rent Payment Date specified below.

CASUALTY VALUE: **Material Redacted**

COUNTRY OF ORGANIZATION: Panama.

COUNTRY OF REGISTRATION: Panama, or such other country approved in writing by Lessor prior to registration of the Aircraft therein.

DEDUCTIBLE AMOUNT: The Deductible Amount shall be **Material Redacted**

DELIVERY LOCATION: Seattle, Washington, or such other location as Lessor and Lessee may mutually agree.

DEPOSIT: The Deposit will equal **Material Redacted**, payable as follows:

     (a)  **Material Redacted** in cash, receipt whereof is hereby acknowledged,

     (b) An irrevocable Letter of Credit in the amount of **Material Redacted** at signing of this Agreement, upon receipt of which Lessor shall refund to Lessee the cash deposit referred to in clause (a) above, and

     (c) An additional irrevocable Letter of Credit in the amount of **Material Redacted** not less than two days prior to delivery of the Aircraft to Lessee.

ENGINE MANUFACTURER: CFM INTERNATIONAL

ESTIMATED DELIVERY DATE: October, 1999.

ESTIMATED ACCEPTANCE DATE: October, 1999.

FINAL ACCEPTANCE DATE: The earlier to occur of the date when the Aircraft meets the conditions specified in Exhibit A and is tendered for delivery to Lessee.

FSC INDEMNITY MAXIMUM AMOUNTS: For the purposes of determining the amount payable by Lessee under Section 10 (d) (ii) the following maximum amounts shall apply:

      1999        **Material Redacted**
      2000        **Material Redacted**
      2001        **Material Redacted**
      2002        **Material Redacted**
      2003        **Material Redacted**
      2004        **Material Redacted**
      2005        **Material Redacted**
      2006        **Material Redacted**
      2007        **Material Redacted**
Residual Period   **Material Redacted**

INTEREST RATE: LIBOR plus **Material Redacted** per annum, but not to exceed the maximum amount permitted by Law.

INTERIM RENT: If the Aircraft is delivered to Lessee on a date which is not the first day of a calendar month, Interim Rent shall be payable in one installment on the Delivery Date in an amount equal to the product of **Material Redacted** per day times the number of days from and including the Delivery Date to but excluding the First Basic Rent Payment Date.

LAST BASIC RENT PAYMENT DATE: The Last Basic Rent Payment Date for the Aircraft shall be the later to occur of October 1, 2004 and the 59th monthly anniversary of the first Basic Rent Payment Date, or such later date as may result from exercise of the Lease Term Renewal Options.

LEASE IDENTIFICATION: "Leased from Aviation Financial Services Inc. as Lessor. Owned by Alcyone FSC Corporation."

LESSEE'S ADDRESS:   Compania Panamena de Aviacion, S.A.
                    Avenida Justo Arosemena y Calle 39
                    Aptdo. 1572
                    Panama 1, Republic of Panama
                    Attention: President
                    Telecopier No.: 507-227-1952
                    Phone No.: 507-227-4551

LESSOR'S ADDRESS:   Aviation Financial Services Inc.
                    c/o GE Capital Aviation
                    201 High Ridge Road
                    Stamford, Connecticut 06927-4900
                    Attention: Sr. Vice President - Portfolio Management
                    Telecopier No.: 203-357-4585
                    Phone No.: 203-357-4279

MANUFACTURER:       The Boeing Company.

MINIMUM LIABILITY COVERAGE: **Material Redacted**

OTHER AGREEMENTS: Any aircraft lease agreement, conditional sale agreement or other aircraft secured financing agreement from time to time heretofore or hereafter entered into and in effect between Lessor, any subsidiary, associate or affiliate of Lessor ("a Lessor Affiliate"), or an owner trustee acting on behalf of Lessor or a Lessor Affiliate, on the one hand, and Lessee, on the other hand.

PAYMENT LOCATION: Citibank, N.A., New York, New York, ABA 021000089 for the account of Citibank, N.A. San Juan, Puerto Rico, Account No. 10991506 for further credit to Alcyone FSC Credit Corporation, Account No. 0013228019.

PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE: **Material Redacted**

RETURN LOCATION: Panama City, Panama, or such other location as may be mutually agreed by Lessor and Lessee.

3.   AIRWORTHINESS DIRECTIVES COST SHARING.

     Notwithstanding any provisions of the Lease which would require the Lessee, at its expense, to comply with ADs by making repairs, alterations or modifications to the Aircraft to accomplish terminating action of the ADs, in the event that Lessee's actual cost, without mark-up, of compliance with an AD for the Aircraft exceeds **Material Redacted**, Lessor will reimburse Lessee a portion of such cost in excess of such **Material Redacted** as determined by the formula:

                   R = [C - **Material Redacted**] x [ 1 - (N-M)/ **Material
                       Redacted**]

          where:   R = Amount to be reimbursed by Lessor to Lessee

                   C = Lessee's actual cost, without mark-up, of modifying the
                       Aircraft to comply with the AD; and

                   M = the month of the Lease Term in which the AD modification is completed.

                   N = the number of months in the Term (or the Term as extended upon Lessee's exercise of Renewal Options hereunder but in no event shall it be less than **Material Redacted**).

     Following completion of any such modification work, Lessee shall provide Lessor with a written notice signed by an officer or management employee of Lessee specifying the modifications completed, the cost thereof and the amount to be reimbursed by Lessor hereunder and certifying that at the date of such notice no Default arising from Lessee's failure to pay any amounts due or owing under the Lease when due and no Event of Default had occurred and was continuing. Lessee shall provide Lessor with such additional information as Lessor may reasonably request to verify that such modifications have been completed and the cost thereof. Within thirty days following Lessor's verification of the modification work, cost thereof and calculation of the amount of reimbursement owing to Lessee hereunder and providing no Event of Default has occurred and is then continuing, Lessor shall remit to Lessee the amount owing to Lessee hereunder.

4. MAINTENANCE PAYMENTS AT REDELIVERY: Upon redelivery of the Aircraft to Lessor on the Return Occasion but not after the occurrence of a Casualty Occurrence with respect to the Aircraft, and independent of the redelivery conditions required by Exhibit E to the Lease Agreement, maintenance payments shall be made in accordance with the following:

     (a) The Airframe shall be returned with 80% of the time remaining until next scheduled D-check or equivalent as specified in the Maintenance Program.

     (b) Each Engine shall be returned with 80% of the time remaining until next heavy maintenance visit as determined by the expected life remaining based on industry standard mean time between removals for heavy maintenance as reported by the Engine Manufacturer.

     (c) Each Engine shall be returned with 80% of the time remaining until next scheduled removal on each LLP installed in each engine as specified in the Maintenance Program.

     (d) Each Landing Gear shall be returned with 80% of the time remaining until next scheduled overhaul as specified in the Maintenance Program.

     (e) Each APU shall be returned with 80% of the time remaining until next heavy maintenance visit as determined by the expected life remaining based on industry standard mean time between removals for heavy maintenance as reported by the APU manufacturer.

     (f) Notwithstanding the foregoing, if an item of equipment is returned with fewer hours remaining than specified above, Lessee will pay Lessor for each hour/cycle below 80% of the time remaining. The per hour cost shall be determined by dividing Lessee's average cost for performing the specified maintenance or, in the case of LLPs, the actual purchase cost on the item divided by the interval between maintenance events or, in the case of LLPs, the life limit, as specified above.

     (g) If an item of equipment is returned with more hours remaining than specified above, Lessee will be entitled to a credit, for each hour above 80% of the time remaining, that can be used to offset any payments required above for the Aircraft or any other Aircraft leased by Lessee from Lessor. The per hour cost shall be determined by dividing Lessee's average cost for performing the specified maintenance or, in the case of LLPs, the actual purchase cost on the item divided by the interval between maintenance events or, in the case of LLPs, the life limit, as specified above.

     In the event that Lessee's average cost as determined in sub-paragraphs 19
     (f) and (g) above is based upon insufficient Lessee experience as reasonably determined by Lessor, than the average of quotes by three independent FAA repair stations to perform such maintenance shall be used in such sub-paragraphs in lieu thereof.

                                    EXHIBIT C

                               to Lease Agreement

            CERTAIN CONFIDENTIAL AND PROPRIETARY INFORMATION HAS BEEN INTENTIONALLY OMITTED FROM THIS VERSION OF THE EXHIBIT TO
                          PRESERVE ITS CONFIDENTIALITY.

                               CERTAIN DEFINITIONS

ACCEPTANCE LOCATION: Seattle, Washington, or such other location as Lessor and Lessee may mutually agree.

BASIC RENT PAYMENT DATE: On the first day of the calendar month immediately succeeding the Delivery Date (or on the Delivery Date if delivery occurs on the first day of the calendar month) and on the first day of each succeeding month to and including the Last Basic Rent Payment Date specified below.

COUNTRY OF ORGANIZATION: Panama.

COUNTRY OF REGISTRATION: Panama, or such other country approved in writing by
                         Lessor prior to registration of the Aircraft therein.

DELIVERY LOCATION: Seattle, Washington, or such other location as Lessor and Lessee may mutually agree.

ENGINE MANUFACTURER: CFM INTERNATIONAL

ESTIMATED DELIVERY DATE: October, 1999.

ESTIMATED ACCEPTANCE DATE: October, 1999.

FINAL ACCEPTANCE DATE: The earlier to occur of the date when the Aircraft meets the conditions specified in Exhibit A and is tendered for delivery to Lessee.

LAST BASIC RENT PAYMENT DATE: The Last Basic Rent Payment Date for the Aircraft shall be the later to occur of November 1, 2004 and the 59th monthly anniversary of the first Basic Rent Payment Date, or such later date as may result from exercise of the Lease Term Renewal Options.

LEASE IDENTIFICATION: "Leased from Aviation Financial Services Inc. as Lessor. Owned by Alcyone FSC Corporation."

LESSEE'S ADDRESS:   Compania Panamena de Aviacion, S.A.
                    Avenida Justo Arosemena y Calle 39
                    Aptdo. 1572
                    Panama 1, Republic of Panama
                    Attention: President
                    Telecopier No.: 507-227-1952
                    Phone No.: 507-227-4551

LESSOR'S ADDRESS:   Aviation Financial Services Inc.
                    c/o GE Capital Aviation
                    201 High Ridge Road
                    Stamford, Connecticut 06927-4900
                    Attention: Sr. Vice President - Portfolio Management
                    Telecopier No.: 203-357-4585
                    Phone No.: 203-357-4279

MANUFACTURER:       The Boeing Company.

OTHER AGREEMENTS: Any aircraft lease agreement, conditional sale agreement or other aircraft secured financing agreement from time to time heretofore or hereafter entered into and in effect between Lessor, any subsidiary, associate or affiliate of Lessor ("a Lessor Affiliate"), or an owner trustee acting on behalf of Lessor or a Lessor Affiliate, on the one hand, and Lessee, on the other hand.

PAYMENT LOCATION: Citibank, N.A., New York, New York, ABA 021000089 for the account of Citibank, N.A. San Juan, Puerto Rico, Account No. 10991506 for further credit to Alcyone FSC Credit Corporation, Account No. 0013228019.

RETURN LOCATION: Panama City, Panama, or such other location as may be mutually agreed by Lessor and Lessee.

                                    EXHIBIT D
                                       to
                            Aircraft Lease Agreement

                             LEASE SUPPLEMENT NO. 1

     LEASE SUPPLEMENT NO. 1, dated __________________, 199__, between Aviation Financial Services Inc., a Delaware corporation ("Lessor"), and Compania Panamena de Aviacion, S.A., a corporation organized under the laws of Panama ("Lessee").

     Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement dated as of November 18, 1998 (herein called the "Lease" and the defined terms therein being hereinafter used with the same meaning). The Lease provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     The Lease relates to the Aircraft, Parts and Engines as more precisely described below. A counterpart of the Lease is attached hereto and this Lease Supplement and the Lease shall form one document.

     In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

     1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease, that certain new Boeing Model 737-700 commercial jet aircraft and Airframe and the two (2) CFM 56-7B24 Engines (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described in Schedule 1 hereto ("Delivered Aircraft").

     2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

     3. The Term for the Delivered Aircraft shall commence on the Delivery Date and shall end on the Expiration Date, which shall be the later to occur of October 31, 2004 and the day preceding the 60th monthly anniversary of the first Basic Rent Payment Date; subject to earlier termination or extension as provided in the Lease.

     4. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Section 6(f) of the Lease, (ii) Lessee has accepted the Delivered Aircraft for all purposes hereof and of the Lease, (iii) Lessee has inspected the Delivered Aircraft and the Delivered Aircraft satisfies all of the delivery conditions set forth in the Lease; and (iv) the information set forth on Schedule 2 hereto pertaining to the Airframe, Landing Gear, Engines, Auxiliary Power Unit, and fuel on board at Delivery are correct as of the date hereof.

     5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

     6. This Lease Supplement may be executed in any number of counterparts, each of such counterparts, except as provided in Section 20(e) of the Lease, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. 1 to Aircraft Lease Agreement to be duly executed as of the day and year first above written.

                                        LESSOR:

                                        AVIATION FINANCIAL SERVICES INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Executed at:
                                                     ---------------------------


                                        LESSEE:

                                        COMPANIA PANAMENA DE AVIACION, S.A.,
                                        a Panama corporation


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Executed at:
                                                     ---------------------------

STATE OF CONNECTICUT   )
                       ) ss. (STAMFORD)
COUNTY OF FAIRFIELD    )

          On _________, _____, before me, the undersigned, a Notary Public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


                                        ----------------------------------------
                                                      Notary Public

                                        My commission expires: _________________

(Seal)

                                   SCHEDULE 1

                                       TO

                             LEASE SUPPLEMENT NO. 1

                                     One New
                                     Boeing
                                     737-700
                                    Airframe

Manufacturer's
  Serial No.     Total Time*   Total Cycles*
--------------   -----------   -------------
     30049       ___________   _____________

                                  Installed CFM
                                     Engines

 Model No.    Serial No.   Total Time*   Total Cycles*
-----------   ----------   -----------   -------------
CFM 56-7B24   [________]   ___________   _____________
CFM 56-7B24   [________]   ___________   _____________

Each of the above-described Aircraft Engines is 750 or more rated takeoff horsepower or its equivalent.

----------
* The total time and total cycles referred to above are as of __________ Time, ___________, _____. Such times and cycles are within _____ hours and _____ cycles of the actual hours and cycles at the time of this Lease Supplement.

                                   SCHEDULE 2

                                       TO

                             LEASE SUPPLEMENT NO. 1

                      Aircraft Status on The Delivery Date

Airframe:

     Number of Hours Since Last Heaviest Maintenance Inspection:

          _______ hours

     "C" Check (or Equivalent):

          Interval: ____________________________
          Time Since: __________________________

Landing Gear Overhaul:

     Number of Hours Since Last Overhaul:
          Left Gear ______________________________ hours
          Right Gear _____________________________ hours
          Nose Gear ______________________________ hours

     Interval: Left Gear _________________________ hours
          Right Gear _____________________________ hours
          Nose Gear ______________________________ hours

Engines:

     Number of Hours Since Last Hot Section Refurbishment:

          S/N ______:______ hours

          S/N ______:______ hours

     Number of Hours Since Last Cold Section Refurbishment:

          S/N ______:______ hours

          S/N ______:______ hours

     Hot Section Inspection:

          Interval: ___________________________
          Time Since (S/N ________): _______________________________
          Time Since (S/N ________): _______________________________

     Time Remaining to First Restriction:

     Engine S/N: __________

          Hours: __________ Restriction: __________
          Cycles: _________ Restriction: __________

     Engine S/N: __________

          Hours: ___________ Restriction:__________
          Cycles: __________ Restriction:__________

Average Hours and Cycles in Life-Limited Parts:

     Hours: ______________
     Cycles: _____________

Auxiliary Power Unit:

     Number of Hours Since Last Heavy Shop Visit:

          __________ hours

     Hot Section Inspection:

          Interval: ________________________
          Time Since: ______________________

Fuel on Board at Technical Acceptance:

     ________________________________

Components:

P/N   Name   Overhaul Interval   Time Since New
---   ----   -----------------   --------------


                                    EXHIBIT E
                                       to
                            Aircraft Lease Agreement

                          RETURN CONDITION REQUIREMENTS

     In addition to the requirements set forth in Section 16 of the Lease, on or before the Expiration Date, Lessee, at its own expense, shall return the Aircraft in compliance with all of the following provisions:

     (1) The Aircraft shall have theretofore been maintained in accordance with
Section 6(d) of the Lease with the same care and consideration for the technical condition of the Aircraft as if it were to have been kept in continued regular service by Lessee.

     (2) The Aircraft shall be clean by commercial airline standards. The cockpit shall be "touched-up" as reasonably required in accordance with standard international airline practice and placards replaced as reasonably required, but without requiring removal of panels or instruments.

     (3) The Aircraft shall have installed the full complement of Engines (as used herein the term "Engines" includes engines for which title will be transferred to Lessor pursuant to Section 16(c) of the Lease) and other equipment, parts, components, accessories, furnishings and loose equipment as when originally delivered to Lessee (excluding leased equipment) and as should remain installed on the Aircraft were Lessee to continue operating the same in continued regular service, each such item properly functioning in accordance with its intended use.

     (4) The Aircraft shall comply with FAR Part 129, all outstanding DAC Regulations and Airworthiness Directives issued by the FAA affecting such model aircraft which by their terms require compliance on or before ninety (90) days after the Expiration Date of this Lease.

     (5) The Aircraft shall have a current and valid DAC Certificate of Airworthiness, or at Lessor's request an export certificate of airworthiness issued by DAC. Lessee will permanently repair any damage to the Aircraft that exceeds the DAC's or manufacturer's limits for operation without restrictions.

     (6) The Aircraft shall be in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted.

     (7) Lessee's distinctive markings, such as name, logo and stripes, shall be removed from the Aircraft in a workmanlike manner in accordance with standard industry practice and the Aircraft shall be re-painted all white.

     (8) The Aircraft shall have the same amount of fuel as it had on the Technical Acceptance Date, but if it has a lesser amount, then the Lessee shall pay to the Lessor on the Return Occasion an amount which equals the current market price for Aircraft jet fuel times the amount by which the quantity of fuel on the Technical Acceptance Date exceeds the amount of fuel on the Return Occasion.

     (9) The Aircraft will meet the requirements of FAA regulations found at
Part 36, Appendix C, Stage 3 noise compliance as then in effect without waiver or restriction.

     (10) Lessee shall adhere strictly to the corrosion prevention and treatment cards as prescribed in the Maintenance Program.

     (11) The Aircraft, except as otherwise provided in the Lease, Letter Agreement No. 1, or as consented to by Lessor, shall be in substantially the same configuration (including, but not limited to, interior seating configuration, galleys and lavatories) as when the Aircraft was originally delivered to Lessee hereunder.

     (12) Neither the Aircraft nor any Engine shall have any open, deferred, continued, carry over or placarded log book items.

     (13) At the end of the Term of the Lease, Lessee, at its expense, shall obtain an Export Certificate of Airworthiness for the Aircraft issued by the DAC, if available from DAC.

     (14) The Aircraft shall receive a complete block "C" Check (or its equivalent), including all phases and multiples and structural inspections as are normally part of such check immediately prior to the Return Occasion in accordance with Lessee's DAC approved Maintenance Program, with all deficiencies corrected.

     (15) Return of Engines

          (a) Each Engine (including, without limitation, burner cans) shall have just completed a hot and cold section borescope inspection (which inspection Lessee shall cause to be recorded on videotape and shall provide a copy of such videotape to Lessor on the Return Occasion), and a power assurance shall have been run in accordance with the Maintenance Program or the manufacturer's maintenance manual and any defects discovered in such inspection exceeding manufacturer's in service limits for normal operations shall be corrected at Lessee's expense. Both the borescopes and the power assurance runs shall take place at the Return Location.

          (b) No Engine shall be on "Watch" for excessive oil consumption, high Exhaust Gas Temperature or any special or out of sequence inspection and each such Engine shall comply with the operations specification of Lessee.

          (c) No Engine will have less than 3,500 Engine flight hours and 2,500 Engine cycles (3,000 Engine flight hours and 2,000 Engine cycles if the Aircraft is returned at the end of second or third Renewal Term) of expected life remaining to the next scheduled removal. The expected life remaining will be determined in accordance with this Lease by review of the Engine LLP records and the borescope inspection and power assurance run referred to in subparagraph (a) above.

     (16) Return of Auxiliary Power Unit

     The Auxiliary Power Unit ("APU") will be serviceable and be in the same operational condition as it was on the Delivery Date, with temperatures and air outputs within the manufacturer's limits at all operational settings and have a minimum of 3,000 flight hours or half time remaining whichever is less, based on industry standard mean time between removals for heavy maintenance as reported by engine manufacturer.

     (17) Return of Landing Gear

     On a Return Occasion, the Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary. Each installed Landing Gear shall have not less than 3,500 flight hours, 2,500 cycles (3,000 flight hours and 2,000 cycles if the Aircraft is returned at the end of second or third Renewal Term) and 12 months remaining to the next scheduled removal as applicable to a particular component in accordance with the Lessee's Maintenance Program. The wheels and brakes will have not less than half of their useful life remaining.

     (18) Return of Time, Cycle or Calendar Controlled Components

     On the Return Occasion each time controlled or calendar controlled component on the Aircraft, excluding the Engines (but including any time controlled components thereon), shall have at least 3,500 flight hours, 2,500 cycles (3,000 flight hours and 2,000 cycles if the Aircraft is returned at the end of second or third Renewal Term) and 12 calendar months remaining to next scheduled check or its equivalent overhaul or replacement as applicable to a particular component in accordance with the Lessee's Maintenance Program. Lessee may remove and replace any time controlled component in order to comply with return conditions herein set forth, provided that the replacement component has an equivalent or later part number, has a value, remaining warranty and modification status at least equal to the replaced component and is completely interchangeable as to form, fit and function as the replaced component.

                                   EXHIBIT F-1
                                       to
                            Aircraft Lease Agreement

                            LESSEE'S COUNSEL OPINION

                        [Letterhead of Lessee's Counsel]

                             [Date of Delivery Date]

Aviation Financial Services Inc.
c/o GE Capital Aviation Services
201 High Ridge Road
Stamford, Connecticut 06927-4900

     Re:   Compania Panamena de Aviacion, S.A.
           Lease of New Boeing Model 737-700
           Aircraft Manufacturer's Serial No. 30049

Dear Sirs:

          We act as counsel for Compania Panamena de Aviacion, S.A., a company organized under the laws of Panama (the "Lessee") and have reviewed (i) an Aircraft Lease Agreement dated as of November 18, 1998 (the "Lease") between the Lessee and Aviation Financial Services Inc. (the "Lessor"), together with Lease Supplement No. 1 thereto dated the Delivery Date between the Lessee and the Lessor and Letter Agreement No. 1 dated as of November 18, 1998 between the same parties (collectively, the "Lease"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Lease.

          You have requested us to render an opinion in connection with the transactions governed by the Lease. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or facsimiles.

          Based upon the foregoing, we are of the opinion that:

     1. The Lessee is a company duly organized and validly existing in good standing under the laws of Panama, is duly qualified to hold property and to transact business as an air carrier under the laws of Panama and is duly qualified to carry on business in each jurisdiction in which it conducts business, has full power and authority to carry on its business as presently conducted, to hold and operate property under lease and to enter into and to perform its obligations under the Lease and each other document related thereto to which the Lessee is a


                                      F-1-1
party.

     2. The execution, delivery and performance by the Lessee of the Lease have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any approval of the shareholders of the Lessee or consent of any or holder of any indebtedness or obligation of the Lessee, and the execution and delivery of the Lease, the consummation of the transactions contemplated therein, and compliance by the Lessee with the terms and provisions thereof, do not contravene any law applicable to the Lessee, or result in the breach of, or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of the Lessee under any credit agreement or instrument, corporate charter or bylaw or other agreement to which the Lessee is a party or by which the Lessee or its properties or assets are bound or affected.

     3. The Lessee received every consent, license, approval or authorization of, and exemption by, and gave every notice to, each Governmental Entity having jurisdiction with respect to the execution, delivery and performance of the Lease (including all monetary and other obligations thereunder) that is required for the Lessee to execute and deliver the Lease and to perform the transactions contemplated thereby and each such consent, license, approval, authorization and exemption is valid and effective and has not been revoked or rescinded.

     4. The Lease has been duly executed and delivered by the Lessee and constitutes the legal, valid and binding agreement of the Lessee enforceable against the Lessee in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of the remedies provided therein but which do not make the available remedies inadequate for the substantial realization of the benefits intended to be provided therein.

     5. There are no actions, suits or proceedings pending or, to our best knowledge after due inquiry, threatened against or affecting the Lessee in any court or before any regulatory commission, arbitrator, board or other administrative Governmental Entity which, if adversely determined to the Lessee, could have a material adverse effect on the current business or financial conditions of the Lessee or on the ability of the Lessee to perform its obligations under the Lease.

     6. The Lessee is not in default under any indenture, mortgage, loan agreement or lease agreement of which we have knowledge and to which the Lessee is now a parry or by which it is bound nor is the Lessee in default under any other agreement or instrument of a material nature of which we have knowledge and to which the Lessee is now a party or by which it is bound; nor to our knowledge is the Lessee in violation of any law, order, injunction, decree, rule or regulation applicable to the Lessee of any court or administrative body, which violation could materially and adversely affect the business, property or assets, operations or condition, financial or otherwise, of the Lessee; and no event has occurred and is continuing which, under the provisions of any such indenture, mortgage, loan agreement or lease agreement, with the


                                      F-1-2
lapse of time or the giving of notice, or both, would constitute a default thereunder.

     7. There is no Tax (whether payable by withholding or deduction and including, without limitation, monetary transfer fees, or similar taxes and charges) (i) on or by virtue of the execution, delivery, performance or enforcement of the Lease, or any other document furnished or contemplated to be furnished thereunder, or (ii) to be deducted or withheld from any payment to be made by the Lessee pursuant to the Lease.

     8. The obligations of the Lessee under the Lease rank at least equally and ratably (pari passu) in all respects with all other unsecured obligations of the Lessee except for claims preferred by the laws of Panama. Such claims are [____________].

     9. The Lessee is subject to private commercial laws and suit under the laws of Panama and any other jurisdiction affecting the Lessee. The Lessee is not entitled to sovereign immunity under the laws of Panama or any such other jurisdiction, and neither the Lessee nor any of its respective properties or assets have the right of immunity from suit or jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) on the grounds of sovereign immunity in Panama, the United States or any other jurisdiction.

     10. The choice of New York law to govern the Lease will be upheld as a valid choice of law in any action in the courts of Panama.

     11. The consent of the Lessee to the jurisdiction of the courts referred to in Section 20(b) of the Lease is valid and binding upon the Lessee and not subject to revocation. If any action in respect of the Lease were brought in a court of Panama, such court would apply the law of the State of New York.

     12. Any judgment or order given by a Federal State or local court in New York under the Lease may be enforced in Panama by suit on the judgment, and would be recognized and accepted by the courts of Panama and would be enforceable by the courts of Panama without re-trial or examination of the merits of the original action, provided that any such courts have taken the necessary procedural and service of process required by Panamanian law and said judgment is not considered against public policy.

     13. No stamp or registration or similar taxes or charges are payable in Panama in respect of the execution or performance of the Lease or the enforcement thereof in the courts of Panama other than [____________].

     14. Except for compliance with the requirements set forth in Paragraph 15 hereof, and the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 6(f) of the Lease, no further filing, recording or notarization of the Lease or of any other document, and no further action is necessary or advisable(including without limitation the filing or recording of the Head Lease with the DAC or any other Governmental Entity in Panama), under the laws of any Governmental Entity in order to (a) fully establish and protect Alcyone FSC Corporation's title to, interest in and property rights with respect to, and Lessor's leasehold


                                      F-1-3
interests in, the Aircraft as against the Lessee or any third party and to ensure that the property rights of Alcyone FSC Corporation and the Lessor therein will have priority in all respects over the claims of all creditors of the Lessee or (b) ensure the validity, effectiveness and enforceability of the Lease and the practical realization of the benefits and rights intended to be afforded thereby.

     15. The only filings, recordings, notarizations, or other actions that have not been taken and in full force and effect on the date hereof which are necessary or advisable to be taken under the laws of Panama in order to (i) fully establish and protect the Owner's title to, and Owner's and Lessor's interests in and property rights with respect to, the Aircraft as against the Lessee or any third party and to ensure that the property rights of Owner and Lessor therein which have priority in all respects over the claims of all creditors of the Lessee, and (ii) ensure the validity, effectiveness and enforceability of the Lease are (x) filing of the Lease (but not including Letter Agreement No. 1) for recordation with the DAC, (y) due registration of the Aircraft with the DAC in Panama and (z) recordation of the Owner's title to the Aircraft with the Aeronautics Section of the Public Registry of Panama. We know of no reason such recordations and registration should not be timely accomplished.

     16. The Aircraft will be duly registered with the DAC, in the name of Alcyone FSC Corporation as owner and Lessor as lessor and in the name of Lessee as lessee and operator once it is imported into Panama.

     17. Lessee is a licensed air carrier under the laws of Panama. The Lessee is qualified to operate the Aircraft in passenger and cargo revenue service to, from and within Panama.

     18. The irrevocable instrument appointing Lessor or its agents as attorney-in-fact for Lessee to take all necessary actions on behalf of Lessee to remove the Aircraft (i) from the jurisdiction of Panama and (ii) from the registry of Panama upon termination of the Lease has been duly executed and delivered by Lessee and is irrevocable, legal, valid and effective under the laws of Panama to permit Lessor to so remove the Aircraft from the jurisdiction and registry of Panama.

     19. On the termination of the Lease (whether by expiration of the Term or otherwise) as contemplated in the Lease, the Lessor will be entitled (i) to repossess the Aircraft, (ii) to deregister the Aircraft from the Register of Panama and (iii) to export the Aircraft from Panama, all without requiring any further consents, approvals or licenses from, and without requiring the posting of any security with, any Governmental Entity of Panama. If the export is not permitted or if deregistration of the Aircraft shall not be effected by the DAC, the Lessor has an adequate remedy at law to cause a prompt deregistration and to cause prompt issuance of any necessary export license without any posting of security.

     20. The Lessor is not required to qualify to do business under the laws of Panama or any political subdivision thereof as a condition to, and the failure so to qualify does not affect, the exercise by it of any right, privilege or remedy accorded it under the Lease, or any other document delivered in connection therewith or the enforcement of such right, privilege or remedy. Neither the execution and delivery of, nor the performance by the Lessee of any action


                                      F-1-4
required under any of the Lease or any document delivered in connection therewith, nor the exercise of remedies thereunder will result in any tax liability to Lessor pursuant to the laws of Panama or any political subdivision thereof or tax authority therein.

     21. The Lessor, either in connection with the exercise of any rights or remedies available to it under the Lease, or any document delivered in connection therewith, or as the result of its interest in the Aircraft or as a result of receiving performance under the Lease, or any document delivered in connection therewith, shall not be deemed to have set up a permanent establishment in Panama under any applicable law of Panama relating to any Tax.

     We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of Panama and, accordingly, express no legal opinion herein based upon any other laws.

                                        Yours very truly,


                                      F-1-5

                                   EXHIBIT F-2
                                       to
                            Aircraft Lease Agreement

                            LESSEE'S COUNSEL OPINION

                        [Letterhead of Lessee's Counsel]

                                                         [Date of Delivery Date]

Aviation Financial Services Inc.
c/o GE Capital Aviation Services
201 High Ridge Road
Stamford, Connecticut 06927-4900

     Re:   Compania Panamena de Aviacion, S.A.
           Lease of Boeing Model 737-700
           Aircraft Manufacturer's Serial No. 30049

Dear Sirs:

     We have acted as special Panamanian counsel at the request of Compania Panamena de Aviacion, S.A., a company organized under the laws of Panama (the "Lessee") in connection with the lease of one new Boeing Model 737-700 (Serial No. 30049) to Lessee. In rendering this opinion we have reviewed an Aircraft Lease Agreement dated as of November 18, 1998 (the "Lease") between the Lessee and Aviation Financial Services Inc. (the "Lessor"), together with Lease Supplement No. 1 thereto dated the Delivery Date between the Lessee and the Lessor and Letter Agreement No. 1 dated as of November 18, 1998 between the same parties (collectively, the "Lease"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Lease.

     We have been requested to render an opinion relating to the recordation of the Head Lease and the Lease as hereinafter described and the registration of the Aircraft with the DAC. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. More specifically we have examined the governmental consents, licenses, approvals, authorizations and exemptions listed on Schedule 1 hereto. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or facsimiles.


                                      F-2-1

     Based upon the foregoing, we are of the opinion that:

     1. The Lease (but not including Confidential Exhibit C or Letter Agreement No. 1) and any other documents necessary or advisable to be recorded have been duly recorded by the DAC and Owner's title to the Aircraft has been recorded with the Aeronautics Section of the Public Register in Panama.

     2. It is neither necessary nor advisable to file or record the Head Lease with the DAC or any other Governmental Entity in Panama for the Lease to be fully enforceable in accordance with its terms in the courts of Panama and in order to (a) fully establish and protect Alcyone FSC Corporation's title to, interest in and property rights with respect to, and Lessor's leasehold interests in, the Aircraft as against the Lessee or any third party and to ensure that the property rights of Alcyone FSC Corporation and the Lessor therein will have priority in all respects over the claims of all creditors of the Lessee or (b) ensure the validity, effectiveness and enforceability of the Lease and the practical realization of the benefits and rights intended to be afforded thereby.

     3. The Aircraft has been duly registered with the Direccion General de Aeronautica Civil of Panama in the name of Alcyone FSC Corporation as owner and Lessor as lessor and in the name of Lessee as lessee and operator with registration no. ________ on _________, ___________.

     4. Once validly registered, the DAC will not cause or permit deregistration of the Aircraft without prior consent of Lessor.

     5. Lessee is a licensed air carrier under the laws of Panama under a permit issued to the Lessee by the DAC with the type and number of the Aircraft duly endorsed thereon, and the Lessee is qualified to operate the Aircraft in passenger and cargo revenue service to, from and within Panama.

     We hereby confirm the opinions set forth in paragraphs 14 and 15 of our opinion letter to you dated _______________, _____, in each case without exception or qualification.

     We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of Panama and, accordingly, express no legal opinion herein based upon any other laws.

                                        Yours very truly,


                                      F-2-2

                                    EXHIBIT G
                                       to
                            Aircraft Lease Agreement

                            FORM OF LETTER OF CREDIT

                             [NAME OF ISSUING BANK]
                      IRREVOCABLE STANDBY LETTER OF CREDIT
                             DATED: _________, _____

Aviation Financial Services Inc.
c/o GE Capital Aviation Services
201 High Ridge Road
Stamford, Connecticut 06927-4900

     RE:   Letter of Credit
           Account Party: Compania Panamena de Aviacion, S.A.

Gentlemen:

     At the request and for the account of Compania Panamena de Aviacion, S.A. ("Lessee"), a corporation organized and existing under the laws of Panama, we hereby establish in your favor, as lessor under that certain Aircraft Lease Agreement dated as of November 18, 1998 (the "Lease Agreement"), between Aviation Financial Services Inc. as lessor and Lessee as lessee, our Irrevocable Standby Letter of Credit No. ____, in the aggregate maximum amount of [as specified in Exhibit C to the Lease Agreement], effective on the date set forth above and expiring on the LOC Expiration Date (as defined below).

     (vii) Funds under this Letter of Credit will be made available to you by wire transfer in immediately available funds in United States Dollars to an account to be designated by you in the sight draft referred to below on any Business Day (as defined below) occurring on or before the LOC Expiration Date, upon presentation at our offices located at [____________], of a sight draft in the form attached hereto as Annex A setting forth the amount of the drawing and referring expressly thereon to the number of this Letter of Credit. We hereby confirm with you that drafts in conformity with the terms of this Letter of Credit will be duly honored on the date of such presentation as set forth herein. All payments hereunder shall be made, free and clear of, and without deduction for, any present or future fees, taxes, restriction or conditions of any nature, and without setoff or counterclaim for any reason whatsoever.

     (viii) You are hereby authorized to make multiple drawings hereunder in accordance with the terms and conditions described herein, each drawing upon the presentation of the documentation referred hereinabove, provided, however, subject to the provisions of paragraph 5 below, that the aggregate amount of all drawings hereunder shall in no event exceed the aggregate maximum amount of the Letter of Credit.

     (ix) This Letter of Credit shall expire, and no drawing hereunder may be made thereafter, at 5:00 p.m. (EST) on the earliest of the following dates (the "LOC Expiration Date"): (i) the day which is ten (10) Business Days after the expiration date (as defined in the Lease Agreement), or (ii) on the Business Day on which the aggregate amount of all drawings hereunder, is equal (subject to the provisions of paragraph 5 hereinbelow) to the aggregate maximum amount of this Letter of Credit. With respect to clause 3(i) above, it is hereby expressly provided that in the event that if on or before sixty (60) days prior to the LOC Expiration Date you do not receive written notice from us whereunder this Letter of Credit will be renewed on, or a new letter of credit issued in substantially the form hereof to be effective as of, the LOC Expiration Date referred to in such clause 3(i), then you may draw against this Letter of Credit in the manner described herein.

     (x) For the purpose hereof "Business Day" shall mean any day up to 5:00 p.m. (EST), on such day, other than Saturday and Sunday, on which banks in the United States of America are not authorized or required to close.

     (v) Upon payment by us, or on our behalf, of the amount specified in any draft drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit solely in respect of such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft to you or to any other person.

     (vi) This Letter of Credit may only be transferred to any person who is the lessor under the Lease Agreement at the time of such transfer.

     (vii) This Letter of Credit sets forth in full our understanding, and such understanding shall not in any way be modified, amended, amplified or limited by reference to any document or agreement other than the sight drafts referred to herein, or a written agreement among you, us and Lessee.

     (viii) Communications with respect to this Letter of Credit shall be in writing and if directed to us shall be addressed to us at [_____________], specifically referring to the number of this Letter of Credit, and, if directed to you, shall be addressed to you at Polaris Holding Company, [_____________].

     (ixxi) All banking charges in connection with this Letter of Credit and any drawings made hereunder shall be for the account of Compania Panamena de Aviacion, S.A.

     (x) This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, and, as to matters not covered therein, by the laws of the State of New York.

                                        [NAME OF ISSUER]


                                        BY
                                           -------------------------------------
                                           Authorized Signature

                                     ANNEX A
                             To Irrevocable Standby
                              Letter of Credit No.

                              (FORM OF SIGHT DRAFT)

                                     (DATE)

(Location)

     At sight of this draft pay to the order of (beneficiary) the amount of U.S. $(amount in figures) (the sum of (amount in Letters) United States Dollars).

     To (payment instructions).

     Drawn under Letter of Credit No. _______________, dated as of __________, _____, of


                                        ----------------------------------------
                                        (beneficiary signature)

Endorsement


-------------------------------------
(beneficiary signature) 2

                                    EXHIBIT H
                                       to
                            Aircraft Lease Agreement

                          TECHNICAL ACCEPTANCE RECEIPT

     Compania Panamena de Aviacion, S.A. ("Lessee") hereby acknowledges that on the ____ day of ________, _____, Polaris Holding Company ("Lessor") did deliver for inspection to Lessee, one (1) New Boeing Model 737-700 Aircraft, bearing manufacturer's serial number 30049, together with two (2) new installed CFM 56-7B24 Engines, bearing manufacturer's serial numbers [______] and [______], together with all Parts, and Aircraft Documents in accordance with and as defined by the Aircraft Lease Agreement made between Lessor and Lessee dated as of November 18, 1998 (the "Lease").

     The undersigned hereby further acknowledges that: (i) it did conduct an inspection of the aforementioned Aircraft, Engines, Parts, and Aircraft Documents as contemplated by the Lease; (ii) the Parts reflected in Schedule I hereto are in the condition set forth therein; (iii) the same are technically acceptable to it and in the condition for delivery and acceptance as required under the Lease; and (iv) the execution and delivery of this Technical Acceptance Receipt by Lessee signifies the absolute and irrevocable acceptance by Lessee of the Aircraft, Engines, Parts and Aircraft Documentation under the Lease.

     IN WITNESS WHEREOF, this Technical Acceptance Receipt has been executed and delivered this ____ day of _________, _____.

                                        COMPANIA PANAMENA DE AVIACION, S.A.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                       H-1